EXHIBIT 10.4

AGREEMENT OF PURCHASE AND SALE

by and among

JRK Torrey Pines Hotel Owner LLC,
a Delaware limited liability company

(“Purchaser”)

and

CHH Torrey Pines Hotel Partners, LP,
a Delaware partnership

and

CHH Torrey Pines Tenant Corp.,
a Delaware corporation

(collectively, “Seller”)

Hilton La Jolla Torrey Pines, 10950 North Torrey Pines Road, La Jolla, CA 92037

i

ii

iii

AGREEMENT OF PURCHASE AND SALE

THIS AGREEMENT OF PURCHASE AND SALE (this “Agreement”) is made as of the Effective Date, by and among JRK Torrey Pines Hotel Owner LLC, a Delaware limited liability company (“Purchaser”), and CHH Torrey Pines Hotel Partners, LP, a Delaware limited partnership (“Ground Lessee”), and CHH Torrey Pines Tenant Corp., a Delaware corporation (“Operating Lessee”, and together with Ground Lessee, “Seller”).
R E C I T A T I O N S:
A.    Ground Lessee is the owner of the leasehold estate in those certain parcels of real property more particularly described on Exhibit A attached hereto and made a part hereof, and the improvements situated thereon operated by Operating Lessee as the Hilton La Jolla Torrey Pines (the “Hotel”), situate, lying and being in San Diego, California.
B.    Purchaser is desirous of purchasing the Property from Seller and Seller is desirous of selling the Property to Purchaser, for the purchase price and upon the terms and conditions hereinafter set forth.
NOW, THEREFORE, in consideration of the mutual covenants, promises and undertakings of the parties hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties, it is agreed:
ARTICLE I.
DEFINITIONS
1.1.    Definitions. The following terms shall have the indicated meanings:
“ABC” shall mean the California Department of Alcoholic Beverage Control.
“Accrued Benefits” means, with respect to Hotel Employees, all retirement, health, welfare and any other employee benefits plans and employee contribution plans, accrued and earned but unused by such Hotel Employee as of the time in question, together with all employment taxes with respect thereto, including any withholding and employer contributions required under Applicable Laws; provided, however, “Accrued Benefits” shall not include Accrued PTO.
“Accrued PTO” means, with respect to Hotel Employees, the salary and wages which each Hotel Employee is entitled to receive for any personal time off (e.g., personal, sick or vacation days), earned and accrued but unused by such Hotel Employee as of the time in question, together with all employment taxes with respect thereto, including any withholding and employer contributions required under Applicable Laws.
“Advance Bookings” shall mean reservations and agreements made or entered into by Seller or Manager in the ordinary course of business prior to Closing for hotel rooms, banquet or meeting rooms or any other facilities at the Hotel which are to be utilized after Closing, or for catering services or other hotel services to be provided after Closing at or by the Hotel, together with all deposits held by or on behalf of Seller or Manager with respect thereto.
“Affiliate” of a Person shall mean (i) any other Person that is directly or indirectly (through one or more intermediaries) controlled by, under common control with, or controlling such Person, or (ii) any other Person in which such Person has a direct or indirect equity interest constituting at least a majority

39148893v.18

interest of the total equity of such other Person. For purposes of this definition, “control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of any Person or the power to veto major policy decisions of any Person, whether through the ownership of voting securities, by contract or otherwise.
“Alcoholic Beverage Inventory” shall mean all open and unopened alcoholic beverages, whether in use or held in storage for use in connection with the operation of the Hotel.
“Applicable Laws” shall mean any applicable building, zoning, subdivision, environmental, health, safety or other governmental laws, statutes, ordinances, resolutions, rules, codes, regulations, orders or determinations of any Governmental Authority affecting the Property or the ownership, operation, use, maintenance or condition thereof.
“Approval Standard” shall have the meaning ascribed to such term in Section 6.1 hereof.
“Assigned Accounts Receivable” shall have the meaning ascribed to such term in Section 8.7.
“Assignment and Assumption Agreement” shall mean an assignment and assumption agreement in substantially the form attached hereto as Exhibit E whereby Seller assigns and Purchaser assumes all of Seller’s right, title and interest in and to the Operating Agreements and the Leased Property Agreements that have not otherwise been terminated prior to Closing in accordance herewith, all in accordance with the terms and conditions thereof.
“Assignment and Assumption of Management Agreement” shall have the meaning ascribed to such term in Section 7.2 hereof.
“Assignment of Occupancy Agreements” shall mean an assignment agreement in substantially the form attached hereto as Exhibit F whereby Seller assigns and Purchaser assumes Seller’s right, title and interest in and to the Occupancy Agreements pursuant to the terms and conditions thereof.
“Assumed Liabilities” shall have the meaning ascribed thereto in Section 2.5.
“Authorizations” shall mean all licenses, permits and approvals required by any governmental or quasi-governmental agency, body, department, commission, board, bureau, instrumentality or office, or otherwise appropriate with respect to the construction, ownership, operation, leasing, maintenance, or use of the Property or any part thereof.
“Bill of Sale” shall mean a bill of sale in substantially the form attached hereto as Exhibit D whereby Seller conveys its right, title and interest in and to the Personal Property (other than Leased Property) to Purchaser, together with any Warranties and Guaranties related thereto.
“Broker” shall mean Eastdil Secured.
“Closing” shall mean the consummation of the purchase and sale of the Property pursuant to this Agreement and shall be deemed to occur on the Closing Date.
“Closing Date” shall mean the date on which the Closing shall occur, which shall occur on the later of (i) July 1, 2024, or (ii) fifteen (15) days following Seller’s receipt of the Ground Lessor Consent and Estoppel.
“Closing Documents” shall mean the documents defined as such in Section 7.1 hereof.

39148893v.18

“Closing Obligations” shall have the meaning ascribed thereto in Section 9.1.
“Code” means the Internal Revenue Code of 1986, as amended.
“Compensation” means, with respect to any Hotel Employee, all wages, salaries, bonuses, workers’ compensation, health insurance, benefits and other costs of employment of the Hotel Employees, together with all employment taxes with respect thereto, including any withholding and employer contributions required under Applicable Laws, including, without limitation, Accrued Benefits and Accrued PTO.
“Consumables” shall mean all food and non-alcoholic beverages, in opened or unopened cases whether in use or held in reserve storage for future use at the Property, but for the avoidance of doubt excluding any Alcoholic Beverage Inventory.
“Conveyed FF&E Reserve” shall mean that portion of the FF&E Reserve in an amount equal to Five Million and NO/100 Dollars ($5,000,000.00). For the avoidance of doubt, any amount in the FF&E Reserve in excess of the Conveyed FF&E Reserve will not be sold or otherwise transferred to Purchaser but shall be released to Seller at Closing except to the extent such amount shall remain on deposit for the benefit of the Purchaser from and after Closing under the Management Agreement, in which case, Seller shall receive a credit for such amount pursuant to Section 7.10.
“Cut-Off Time” shall mean 11:59 p.m. Pacific Time on the day immediately preceding the Closing Date.
“Data Site” shall mean the data site located at the following link: https://esi.eastdilsecured.com/#/warrooms/warroomOverview?id=d5387a87-d3ff-4c6e-9665-bb93d6f34050
“Deposit” shall have the meaning ascribed to such term in Section 2.3.
“Dispute” shall have the meaning ascribed to such term in Section 10.20.
“Earn-Out” shall have the meaning ascribed to such term in Section 2.6.
“Earn-Out Conditions” shall have the meaning ascribed to such term in Section 2.6.
“Earn-Out Date” shall have the meaning ascribed to such term in Section 2.6.
“Effective Date” (or other similar phrases such as “date of this Agreement” or “date hereof”) shall have the definition ascribed to such term in Section 10.22 hereof.
“Employee Benefit Plans” means each “employee benefit plan” (as defined in ERISA Section 3(3), whether or not subject to ERISA) and each other plan, policy, program, arrangement or agreement providing compensation (excluding base salary or wages and overtime) or benefits of any kind to current or former Employees (i) that is maintained, sponsored, administered or contributed or required to be contributed to by Manager or its ERISA affiliates, or (ii) with respect to which Manager or its ERISA Affiliates has any current or contingent liability or obligation.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and all regulations, rules and guidance issued pursuant thereto.

39148893v.18

“Escrow Agent” shall mean Kensington Vanguard National Title, 5949 Sherry Lane, Suite 111, Dallas, Texas 75225, Attn:  Trey Lentz; Email: TLentz@kvnational.com; Phone: (214) 273-2514.
“FF&E Reserve” shall mean the furniture, fixtures, and equipment reserve currently held by the Manager pursuant to the Management Agreement.
“FIRPTA Certificate” shall mean the affidavit of Seller under Section 1445 of the Internal Revenue Code, as amended, in substantially the form attached hereto as Exhibit G.
“Excluded Assets” shall mean (i) the Excluded Documents, (ii) cash, cash equivalents, checks, money, house banks, other funds, notes, securities and other evidence of indebtedness held at the Hotel as of the Cut-Off Time (except for (A) till money, cash-on-hand, and sums in house banks for which Seller receives a credit pursuant to Section 7.6 and (B) the Conveyed FF&E Reserve), (iii) [reserved] (iv) the computer, telecommunication, and information technology software, hardware, systems, programs, processes, and procedures used in the operation of the Hotel and owned by Manager or its Affiliates, all of which shall be retained by the applicable owner, (v) all other personal property (tangible or intangible) owned by Manager (or any Affiliate thereof) which Manager (or such Affiliate) is entitled to retain upon termination of the Management Agreement, or otherwise owned by any tenant or guest on the Real Property, all of which shall be retained by the owner thereof, as applicable.
“Excluded Documents” shall mean (i) internal memoranda, correspondence, analyses, documents and reports prepared by or for Seller or any Affiliate of Seller in connection with the ownership or operation of the Hotel, including, without limitation, tax returns or financial statements of Seller, (ii) communications between Seller and any of its Affiliates and their respective attorneys, (iii) Hotel Employee personnel files of Seller and/or Manager, (iv) appraisals, assessments or other valuations of any aspect of the Hotel or the condition thereof in the possession of Seller or its Affiliates, (v) confidential or proprietary information of Seller, and (vi) information which Seller is prevented from providing by reason of Applicable Law.
“Governmental Authority” shall mean any federal, state, county, municipal or other government or any governmental or quasi-governmental agency, department, commission, board, bureau, office or instrumentality, foreign or domestic, or any of them.
“Ground Lease” shall mean that certain Percentage Lease by and between Ground Lessor, as lessor, and Torrey Pines Hotel Associates, as lessee, dated August 10, 1987, which was filed on August 10, 1987 as Document No. RR-269077-1 with the Office of the City Clerk of San Diego, California, a memorandum of which, dated December 22, 1987 and recorded on January 10, 1989 as Document No. 89-013605 with the San Diego County Recorder’s Office, as assigned pursuant to the Assignment and Assumption of Percentage Lease and Deed to Improvements by and between Torrey Pines Hotel Associates, as assignor, and Hilton Hotels Corporation, as assignee, dated and recorded on December 29, 1998 as Document No. 1998-0853813 with the San Diego County Recorder’s Office, as amended by the First Amendment to Lease Agreement by and between Ground Lessor and Hilton Hotels Corporation, dated as of May 28, 2002 and filed on May 21, 2002 as Document No. RR-296517 with the Office of the City Clerk of San Diego, California, as further assigned pursuant to the Assignment and Assumption of Percentage Lease and Deed to Improvements by and between Hilton Hotels Corporation, as assignor, and Ground Lessee, as assignee, dated December 17, 2003 and recorded on December 18, 2003 as Document No. 2003-1487568 with the San Diego County Recorder’s Office, and as further amended by the Second Amendment to Percentage Lease by and between Ground Lessor and Ground Lessee, dated June 9, 2017 and filed on May 23, 2017 as Document No. RR- 311148 with the Office of the City Clerk of San Diego,

39148893v.18

California, and as further amended by the Third Amendment to Percentage Lease by and between Ground Lessor and Ground Lessee with an effective date of May 28, 2019.
“Ground Lease Assignment” shall mean an assignment and assumption of the Ground Lease in substantially the form attached hereto as Exhibit C whereby Ground Lessee assigns and Purchaser assumes all of Ground Lessee’s right, title and interest in and to the Ground Lease pursuant to the terms and conditions thereof.
“Ground Lessor” shall mean The City of San Diego.
“Ground Lessor Consent and Estoppel” shall have the definition ascribed to such term in Section 6.6.
“Hotel” shall have the definition ascribed to such term in the Recitations.
“Hotel Employees” shall mean all employees of Manager or any Affiliate of Manager employed at the Property.
“Improvements” shall mean the Hotel and all other buildings, improvements, and other items of real estate located on the Land.
“Insurance Policies” shall mean all policies of insurance maintained by or on behalf of Seller pertaining to the Property, its operation, or any part thereof.
“Intangible Personal Property” shall mean, to the extent assignable, Seller’s right, title and interest in and to all intangible personal property owned or possessed by Seller and used in connection with the ownership or operation of the Property, including, without limitation, (1) Authorizations (other than the Liquor License, which shall be transferred to Purchaser pursuant to Section 8.6 herein), (2) utility and development rights and privileges, general intangibles, business records, books and records relating to the Property or the operation of the Hotel (including, without limitation, all customer lists and guest data), plans and specifications, surveys, and engineering reports pertaining to the Real Property and the Personal Property, (3) any unpaid award for taking by condemnation or any damage to the Land by reason of a change of grade or location of or access to any street or highway, (4) the share of the Rooms Ledger determined under Section 7.6 hereof, (5) Advance Bookings, (6) telephone numbers for and websites for the Hotel and any trademarks, service marks, trade dress, logos, trade names, brand names and corporates names used exclusively in connection with the operation of the Hotel (and including all goodwill associated therewith), and (7) to the extent transferable, Warranties and Guaranties, excluding (a) Seller’s cash on hand, in bank accounts and invested with financial or other institutions (except for the Conveyed FF&E Reserve), (b) accounts receivable except for the above described share of the Rooms Ledger and the Assigned Accounts Receivable, and (c) the Excluded Assets.
“Inventory” shall mean all Consumables, china, glassware, silverware, kitchen and bar small goods, guest supplies, operating supplies, printing, stationary and uniforms, whether in use or held in reserve storage for future use in connection with the operation of a hotel and all in-use or reserve stock of linens, towels, paper goods, soaps, cleaning supplies and the like with respect to the Hotel.
“Land” shall mean Ground Lessee’s leasehold estate created by the Ground Lease in those certain parcels of real estate lying and being in San Diego County, California, and more particularly described on Exhibit A hereof, together with all of Seller’s rights, titles, benefits, easements, privileges, remainders, tenements, hereditaments, interests, reversions and appurtenances thereunto belonging or in any way appertaining, and all of the estate, right, title, interest, claim or demand whatsoever of Seller therein, in

39148893v.18

and to adjacent strips and gores, if any, between the Land and abutting properties, and in and to adjacent streets, highways, roads, alleys or rights-of-way, and the beds thereof (except to the extent, if any, that such strips or gores or such streets, highways, roads, alleys or rights-of-way abut or provide access to or benefit other properties owned by Seller), either at law or in equity, in possession or expectancy, now or hereafter acquired.
“Leased Property” shall mean all leased items of Tangible Personal Property, including, items subject to any capital lease, operating lease, financing lease, or any similar agreement.
“Leased Property Agreements” shall mean the lease agreements pertaining to the Leased Property.
“Liabilities” means, collectively, any and all liabilities, demands, liens, interest, claims, actions or causes of action, assessments, losses, fines, penalties, actual costs (including, without limitation, response and/or remedial costs), and actual damages and expenses including, without limitation, those asserted by any Governmental Authority or any third party, and any and all reasonable attorneys’, consultants’ and expert witness fees and expenses.
“Management Agreement” shall mean that certain Management Agreement for the management or operation of the Hotel by and between Operating Lessee and Manager dated December 17, 2003, as amended by that certain Amendment to Management Agreement dated July 18, 2016.
“Manager” shall mean Hilton Management LLC.
“Material Agreement” means any Operating Agreement which (a) provides for aggregate expenditures thereunder which exceed Seventy-Five Thousand Dollars ($75,000), (b) has a term in excess of one year and is not otherwise terminable upon written notice by Seller, or (c) requires the approval of Seller pursuant the terms of the Management Agreement.
“Material Taking” shall have the meaning ascribed to such term in Section 8.2.
“Monetary Encumbrance Release” shall have the meaning ascribed to such term in Section 2.4(f) hereof.
“Monetary Title Encumbrances” shall mean any title encumbrances affecting the Hotel which are comprised of (i) delinquent taxes, (ii) mortgages, deeds of trust, security agreements, or other similar liens or charges in a fixed sum (or capable of computation as a fixed sum) securing indebtedness or obligations and encumber the Property or any portion thereof (including, without limitation, any prepayment charges or premiums, defeasance costs, yield maintenances and any and all other charges due and owing or assessed to Seller by any applicable lenders), (iii) mechanics’ or materialmen’s liens for any work done by or on behalf of Seller or Manager, (iv) any judgement liens, or (v) any liens, exceptions to title, or other encumbrances encumbering the Property that are not Permitted Title Exceptions and arose due to the acts or omissions of Seller (or otherwise voluntarily created by Seller) after the Effective Date in violation of this Agreement.
“New Objection” shall have the meaning ascribed to such term in Section 2.4(e).
“Non-Breach Inaccuracy” shall mean a breach or inaccuracy of a representation or warranty contained in Article III of this Agreement of which Seller gives Purchaser written notice prior to Closing or Purchaser otherwise obtains actual knowledge prior to Closing which does not constitute a breach or inaccuracy of any such representation or warranty made as of the Effective Date but would constitute a

39148893v.18

breach or inaccuracy of such representation or warranty if made as of the Closing Date (such as, for example, because Seller did not have knowledge, as such term is defined in Article III, of such matters as of the Effective Date).
“Occupancy Agreements” shall mean all leases, concession or occupancy agreements in effect with respect to the Real Property and/or Hotel under which any tenants (other than Hotel guests and Operating Lessee) or concessionaires occupy space upon the Real Property.
“Operating Agreements” shall mean all service, supply, maintenance, construction, capital improvement and other similar contracts in effect with respect to the Property (other than the Occupancy Agreements, Leased Property Agreements, Management Agreement, and the Owner Agreement) related to construction, operation, or maintenance of the Property.
“Operating Lease” shall mean that certain lease agreement between Ground Lessee and Operating Lessee with respect to the Property.
“Owner’s Affidavit” that certain Title Affidavit to be delivered by Seller to the Title Company in connection with the issuance of the Owner’s Title Policy in the form attached hereto as Exhibit I.
“Owner’s Title Policy” shall mean an ALTA extended coverage owner’s policy of title insurance issued to Purchaser by the Title Company, pursuant to which the Title Company insures Purchaser’s ownership of a leasehold estate in the Real Property described on Exhibit A, subject only to Permitted Title Exceptions. Such ALTA extended coverage owner’s policy of title insurance shall insure Purchaser in the amount of the Purchase Price and shall be in the form customarily used for like transactions in the state where the Land is located.
“Owner Agreement” shall mean that certain Owner Agreement for the management or operation of the Hotel by and among Ground Lessee, Operating Lessee, and Manager dated as of February __, 2013.
“PAGA Employee Claims” shall mean the Notice of Labor Code Violations on behalf of Morresia Byfield (the “Claimant”) dated April 17, 2024 (together with any amendments or modifications thereto from time to time, the “PAGA Letter”) and together with, as applicable, any claims (i) asserted by Claimant, (ii) asserted by or in such PAGA Letter, or (iii) arising from or based on the facts and claims asserted in the PAGA Letter, in each case, whether such claims are brought by the Claimant or any other past or current employee of the Property (including any Hotel Employees).
“Parra Chavez Litigation” shall mean the litigation filed in Orange County Superior Court, Case No. 30-2022-01248249, brought by Juan Manuel Parra Chavez against Hilton Resorts Corporation, Hilton Reservations Worldwide, LLC, Hilton Hotel Employer LLC, and Hilton Management LLC, and Does 1-50.

“Permitted Title Exceptions” shall mean those exceptions to title to the Real Property that are satisfactory or deemed satisfactory to Purchaser as determined pursuant to Section 2.4(e) hereof. Notwithstanding anything to the contrary contained herein, the Ground Lease Assignment to be filed in connection with Closing (and in the form attached hereto as Exhibit C) shall be deemed a Permitted Title Exception.

39148893v.18

“Person” shall mean an individual, a partnership, a limited liability company, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or a Governmental Authority.
“Personal Property” shall mean collectively the Tangible Personal Property and the Intangible Personal Property, but in all respects excluding the Excluded Assets.
“Property” shall mean collectively the Real Property and Personal Property, but in all respects excluding the Excluded Assets.
“Property Agreements” shall have the meaning ascribed to such term in Section 3.23 hereof.
“Purchase Price” shall mean One Hundred Sixty-Five Million and No/100 Dollars ($165,000,000.00), payable in the manner described in Section 2.2 hereof and which shall be subject to adjustment as set forth herein.
“Purchaser Parties” shall have the meaning ascribed to such term in Section 2.4(a) hereof.
“Real Property” shall mean the Land and the Improvements.
“Reimbursement Cap” shall have the meaning ascribed to such term in Section 9.1(b).
“Representation Liability Cap” shall have the meaning ascribed to such term in Section 10.12.
“Retained Accounts Receivable” shall have the meaning ascribed thereto in Section 8.7.
“Retained Liabilities” shall have the meaning ascribed thereto in Section 2.5.
“Rooms Ledger” shall mean the final night’s room revenue for the Hotel (revenue from rooms occupied as of 6:00 a.m. on the Closing Date, exclusive of food, beverage, telephone and similar charges charged or incurred as of such time which shall be shared equally by Purchaser and Seller), including any sales taxes, room taxes or other taxes thereon.
“Seller’s Accounts Receivable” shall mean all guest room, food, beverage and other charges (including, without limitation, telephone and other items charged to transient guests, parking charges, revenues arising from telephone booths, coin-operated laundry equipment, vending machines and games, check rooms, and any and all other charges and revenues relating to goods and services provided by Seller or Manager in connection with the Property) owing to Seller for services rendered and any payments due or payable or credits receivable with respect to the operation of the Property for any period prior to the Closing Date and which remain unpaid as of the Closing Date, but expressly excluding items of income otherwise prorated pursuant to the terms of this Agreement (including the Rooms Ledger).
“Seller’s Response” shall have the meaning ascribed thereto in Section 2.4(e).
“Seller’s Response Period” shall have the meaning ascribed thereto in Section 2.4(e).
“Submission Materials” shall have the meaning ascribed thereto in Section 2.4(b)
“Tangible Personal Property” shall mean the items of tangible personal property including, but not limited to, all furniture, fixtures, equipment, machinery, telephone systems, computer hardware and software (to the extent assignable), security systems, Inventory and other tangible personal property of every kind and nature (which does not include cash-on-hand and petty cash funds) located at the Hotel

39148893v.18

and owned or leased by Seller, including, without limitation, Seller’s interest as lessee with respect to any such leased Tangible Personal Property.
“Taxes” means any federal, state, local or foreign, real property, personal property, sales, use, room, occupancy, ad valorem or similar taxes, assessments, levies, charges or fees imposed by any Governmental Authority on Seller with respect to the Property or the Hotel, but expressly excluding any (a) interest, penalty or fine with respect thereto; (b) federal, state, local or foreign income, capital gain, gross receipts, capital stock, franchise, profits, estate, gift or generation skipping tax; or (c) transfer, documentary stamp, recording or similar tax, levy, charge or fee incurred with respect to the transactions described in this Agreement.
“Title Commitment” shall mean the title commitment and exception documents defined as such in Section 2.4(e) hereof.
“Title Company” shall mean Kensington Vanguard National Title or other title insurance underwriter selected by Seller and reasonably acceptable to Purchaser.
“Title Review Period” shall have the meaning ascribed to such term in Section 2.4(e).
“Updated Survey” shall have the meaning ascribed to such term in Section 2.4(d).
“Vouchers” shall mean all outstanding unexpired vouchers, gift certificates and other promotional materials which may be used exclusively at the Property (and no other hotel resorts or golf clubs) as full or partial payment for any goods or services at the Property, including, without limitation, room rentals, food and beverage service, greens fees or any other item and which are not fully reimbursable by the Property Manager. For avoidance of doubt, Vouchers shall exclude (i) any vouchers, gift certificates and other promotional materials issued by third parties leasing space at the Property and which are and will remain the sole responsibility of such third parties to reimburse or redeem, as applicable, and (ii) brand-wide reward programs in which the Property is required to participate through Manager or its Affiliates and pursuant to the Management Agreement.
“WARN Act” shall mean the Worker Adjustment and Retraining Notification Act.
“Warranties and Guaranties” shall mean any subsisting and assignable warranties and guaranties relating to the Improvements or the Tangible Personal Property or any part thereof.
ARTICLE II.
PURCHASE AND SALE; DEPOSIT; PAYMENT OF
PURCHASE PRICE
2.1.    Purchase and Sale. Seller agrees to sell and Purchaser agrees to purchase the Property for the Purchase Price and in accordance with and subject to the other terms and conditions set forth herein.
2.2.    Payment of Purchase Price. The Purchase Price shall be paid to Seller in the following manner:
(a)    Purchaser shall receive a credit against the Purchase Price in an amount equal to the amount of the Deposit.
(b)    Purchaser shall deposit the balance of the Purchase Price, as adjusted in the manner specified in Article VII and as set forth in this Agreement, with Escrow Agent at Closing

39148893v.18

by making a wire transfer of immediately available federal funds. Such wire transfer shall be sent by Purchaser to the Escrow Agent for the account of Seller no later than 2:00 PM, Dallas, Texas time on the Closing Date.
2.3.    Deposit. Within one (1) Business Day of the Effective Date, Purchaser shall deliver to Escrow Agent (i) a wire transfer or check in the sum of One Hundred Dollars ($100.00) payable to the order of Seller representing the independent consideration for Seller’s execution of this Agreement (which check or the proceeds of which wire transfer shall thereafter be delivered by Escrow Agent to Seller and shall not be a part of the Deposit) and (ii) a wire transfer or cashier’s or certified check in the sum of Six Million and No/100 Dollars ($6,000,000.00) (such amount, plus all interest or other earnings that may accrue thereon, the “Deposit”), which shall be non-refundable to Purchaser except as otherwise expressly provided herein. If Purchaser fails to timely deposit the Deposit with Escrow Agent, Seller shall be entitled, as Seller’s sole and exclusive remedy, to terminate this Agreement by written notice to Purchaser at any time before the Deposit is delivered to Escrow Agent, in which event neither party shall have any obligations hereunder, except those which expressly survive a termination of this Agreement. The Deposit shall be invested by Escrow Agent in a commercial bank or banks acceptable to Purchaser at money market rates, or in such other investments as shall be approved in writing by Purchaser. The Deposit shall be held and disbursed by Escrow Agent in strict accordance with the terms and provisions of this Agreement. The Deposit shall be either (a) applied at the Closing against the Purchase Price, (b) returned to Purchaser pursuant hereto, or (c) paid to Seller pursuant hereto.
2.4.    Due Diligence.
(a)    Purchaser and its agents, contractors, auditors, engineers, attorneys, employees, consultants, other representatives and potential lessees, partners, and lenders (collectively, “Purchaser Parties”) shall have the right through Closing to enter upon the Real Property upon not less than one (1) business day’s prior notice to Seller, and to perform, at Purchaser’s expense, such economic, surveying, engineering, topographic, environmental, marketing and other tests, studies and investigations as Purchaser may deem appropriate, in its sole and absolute discretion. Purchaser Parties shall have no discussions, correspondence, or other contact with any Hotel Employees unless coordinated in advance with Seller.
(b)    Purchaser acknowledges its receipt of the due diligence materials set forth on the Data Site as of the Effective Date. Seller shall, promptly upon request by Purchaser, make available to Purchaser on the Data Site, such additional materials which are in Seller’s possession or control relating to the Property and the operation thereof which are reasonably requested by Purchaser from time to time. All documents and materials provided by Seller to Purchaser as of the Effective Date and, thereafter, pursuant to this Agreement and which such documents and materials are set forth on the Data Site, are referred to collectively herein as the “Submission Materials”. Except as expressly set forth in Article III, Purchaser acknowledges and agrees that the Submission Materials are provided without warranty or representation whatsoever.
(c)    If, for any reason whatsoever (other than by reason of Seller’s default) Purchaser does not purchase the Property, upon written request by Seller, Purchaser shall (i) at Purchaser’s option, either deliver to Seller or destroy, all copies of all the Submission Materials and any other materials delivered by or on behalf of Seller to Purchaser or Purchaser Parties, together with any copies or reproductions of such documents or materials, or any summaries, abstracts (provided that Buyer shall have the right to retain any Submission Materials and any other materials delivered by or on behalf of Seller to Buyer as may be required pursuant to Buyer’s internal compliance or document retention policies or to the extent the same is created pursuant to

39148893v.18

Buyer’s automatic archival or back-up procedures, provided that such materials shall remain subject to the confidentiality requirements contained herein until such materials are deleted or destroyed), and (ii) deliver to Seller all third-party reports prepared by or for Purchaser or Purchaser Parties with respect to the Property; provided, however, (A) Purchaser shall not be obligated to deliver to Seller any materials of a proprietary or confidential nature (such as, for the purposes of example only, any financial forecasts or market repositioning plans) prepared for Purchaser or Purchaser Parties in connection with the Property, (B) Seller acknowledges that any such materials delivered to Seller pursuant to the provisions of clause (ii) shall be without warranty or representation whatsoever, and (C) Purchaser shall not be required to return or destroy electronic copies or emailed copies which shall be retained by Purchaser in accordance with Purchaser’s corporate document retention policies and maintained in a confidential manner in accordance with the confidentiality obligations under this Agreement. The provisions of this Section 2.4(c) shall survive the termination of this Agreement.
(d)    Purchaser shall indemnify, hold harmless and defend Seller, Manager, and each of their subsidiaries, affiliate and parent companies and their respective (i) officers, directors, partners, members, shareholders, employees and agents and, (ii) successors and permitted assigns (collectively, the “Seller Indemnitees”), from and against any and all Liabilities, to the extent caused by the inspections and due diligence undertaken at the Property by Purchaser or Purchaser Parties, INCLUDING ANY SUCH LOSS, DAMAGE OR CLAIM TO WHICH THE NEGLIGENCE OF SELLER AND/OR MANAGER MAY HAVE CONTRIBUTED, but excluding any such Liabilities, if and to the extent (x) caused or exacerbated by the gross negligence or reckless or willful misconduct of Seller and/or Manager or their respective agents, contractors, auditors, engineers, attorneys, employees, consultants and other representatives or (y) caused by the mere discovery of a preexisting condition. Purchaser and Seller understand and agree that any on-site inspections of the Property shall occur at reasonable times agreed upon by Seller and Purchaser after not less than one (1) business day prior written notice to Seller and shall be conducted so as not to interfere unreasonably with the operation of the Property and the use of the Property by the tenants and the guests of the Hotel. Seller and Manager shall have the right to have a representative present during any such inspections. Purchaser shall not engage in any invasive testing (including without limitation air sampling, subsurface or groundwater tests, or any other environmental samplings) at the Hotel without the prior written consent of Seller thereto, which consent may be withheld or denied for any or no reason whatsoever; provided, however, Seller agrees that Purchaser may conduct or cause to be conducted (i) a standard ASTM Phase I environmental report, (ii) an ALTA survey (the “Updated Survey”), and (iii) standard non-invasive structural, physical condition, engineering and roof reports, but all of the foregoing only in accordance with this Agreement and other terms and conditions as may be reasonably required by Seller. Purchaser shall not permit any liens to attach to the Property by reason of such inspections. Solely to the extent damage to the Property is caused by Purchaser or Purchaser Parties, Purchaser shall (i) restore the Property, at its own expense, to substantially the same condition which existed prior to such damage, ordinary wear and tear excepted; and (ii) be responsible for and pay any and all liens by contractors, subcontractors, materialmen, or laborers performing the inspections or any other work on behalf of Purchaser or Purchaser Parties on or related to the Property. Should any such lien or claim be recorded, Purchaser will promptly obtain its full release (or bond over same) as to Seller and the Property. Purchaser shall maintain (or cause to be maintained), for the benefit of Purchaser, Seller, Seller’s Affiliates and managers insurance, on an occurrence basis in the amount of $1,000,000 combined single limit/$2,000,000 general aggregate for commercial general liability, workers compensation in accordance with statutory requirements, and umbrella insurance in the amount of $2,000,000. Such policy shall

39148893v.18

name Seller, Seller’s manager, and each of their subsidiaries, affiliate and parent companies, the respective successors and assigns of each of them, and the officers, directors, partners, members, shareholders, employees and agents of each of the foregoing, as additional insured parties, which insurance shall provide coverage against any claim for personal liability or property damage caused by Purchaser or Purchaser Parties in connection with such inspections. All policies that Purchaser is required to obtain under this Agreement shall be issued by insurance companies authorized to do business in the State of California with a Financial Strength Rating of not less than “A” and a Financial Size Category of not less than Class “X”, as rated by the most current available “Best’s” Insurance Reports. Purchaser shall deliver to Seller a certificate evidencing the commercial general liability and property damage insurance before conducting any inspections on the Property. The provisions of this Section 2.4(d) shall survive any termination of this Agreement and a closing of the transaction contemplated hereby.
(e)    On or prior to the Effective Date, Seller has delivered to Purchaser, a title insurance commitment issued by the Title Company covering the Real Property, binding the Title Company to issue the Owner’s Title Policy together with legible copies (to the extent such legible copies are available) of all documents identified in such title insurance commitment as exceptions to title (collectively, the “Title Commitment”), with respect to the state of title to the Property. If Purchaser receives any revisions to the Title Commitment or the Updated Survey ordered by Purchaser that include items which did not appear in the prior versions of the Title Commitment or Updated Survey, as applicable, and which were not requested or caused by or on behalf of Purchaser, then Purchaser shall have five (5) business days following its receipt of any such revision to object to any new matters first appearing or otherwise shown thereon in a notice of objection to be delivered to Seller (each, a “New Objection”) (it being understood and agreed that the Closing Date shall not be adjourned in order to permit Purchaser to avail itself of the entire five (5) business day period). Other than with respect to Monetary Title Encumbrances (which will be covered by a Monetary Encumbrance Release at Closing) as otherwise specifically required in this Agreement, Seller shall not be obligated to incur any expenses or incur any liability to cure any New Objections. Seller shall notify Purchaser within three (3) business days after receipt of notice of New Objections (“Seller’s Response Period”) whether Seller, in its sole discretion, agrees to attempt to cure any of such New Objections (“Seller’s Response”). If Seller agrees in Seller’s Response to attempt to cure any of such New Objections, Seller shall use good faith efforts (without the obligation to expend any money or incur any liability except with regards to the release of Monetary Title Encumbrances (which will be covered by a Monetary Encumbrance Release at Closing) to cure such New Objections which Seller has agreed to cure on or before the Closing Date to the reasonable satisfaction of Purchaser. If Seller is unable to cure such New Objections on the Closing Date (excluding, for avoidance of doubt, any Monetary Title Encumbrances (which will be covered by a Monetary Encumbrance Release at Closing) the failure of which shall constitute a Seller default pursuant to Section 9.1 hereof), Purchaser may elect (1) to waive such New Objections without any abatement in the Purchase Price, or (2) to terminate this Agreement in which case the Deposit shall be promptly returned to Purchaser and the parties hereto shall be released from all further obligations hereunder, except those which expressly survive a termination of this Agreement. If Seller does not provide Seller’s Response to Purchaser within Seller’s Response Period, Seller shall be deemed to have elected not to attempt to cure New Objections. If Seller elects in Seller’s Response not to attempt to cure all or any number of New Objections or if Seller is deemed to have elected not to attempt to cure New Objections pursuant to the preceding sentence, then within five (5) days after the expiration of Seller’s Response Period (it being understood and agreed that the Closing Date shall not be adjourned in order to permit Purchaser to avail itself of the entire five (5) day period, as

39148893v.18

applicable), Purchaser may elect (1) to waive any New Objections which Seller has elected or is deemed to have elected not to attempt to cure without any abatement in the Purchase Price, or (2) to terminate this Agreement in which case the Deposit shall be promptly returned to Purchaser and the parties hereto shall be released from all further obligations hereunder, except those which expressly survive a termination of this Agreement. In the event Purchaser does not provide to Seller notice of Purchaser’s election under the preceding sentence within such five (5) day period, Purchaser shall be deemed to have elected clause (1) of the preceding sentence. All title matters revealed by the Title Commitment and Updated Survey which (i) are not objected to by Purchaser as provided above (other than Monetary Title Encumbrances which will be covered by a Monetary Encumbrance Release at Closing), (ii) are waived or deemed waived by Purchaser as provided above, or (iii) were caused by or on behalf of Purchaser.
(f)    Notwithstanding any provision in this Agreement to the contrary and for avoidance of doubt, Seller shall, at or prior to Closing, be obligated to either (i) pay and discharge, (ii) bond against in a manner legally sufficient to cause to be released, or (iii) indemnify or escrow money with or otherwise cause the Title Company to insure over, all Monetary Title Encumbrances (individually and collectively, a “Monetary Encumbrance Release”). Any failure of Seller to effectuate a Monetary Encumbrance Release of any Monetary Title Encumbrances at or prior to Closing shall constitute a default by Seller under Section 9.1 and Purchaser shall have the right to exercise all rights and remedies afforded to it on account thereof in accordance with this Agreement.
(g)    Except as otherwise provided herein, Seller shall not, after the date of this Agreement, voluntarily subject the Real Property to any liens, encumbrances, covenants, conditions, restrictions, easements or other title matters or seek any zoning changes without Purchaser’s prior written consent, which consent may be given or withheld in Purchaser’s sole discretion; provided, however, the foregoing shall not restrict Seller’s actions relating to obtaining the Ground Lessor Consent and Estoppel or the Ground Lease Assignment as contemplated pursuant to this Agreement. Any title matter recorded against the Property in violation of this Section 2.4(g) shall be deemed to be a Monetary Title Encumbrance for all purposes hereunder.
(h)    As of the Effective Date, Purchaser has received confirmation that Manager has approved Purchaser as a transferee of Operating Lessee under the Management Agreement (the “Manager Approval”).
2.5.    Retained Liabilities and Assumed Liabilities. At and following Closing, Seller shall retain all Liabilities for, with respect to and/or arising in connection with or under (i) the payment of any amounts due and payable or accrued but not yet due or payable prior to the Closing Date under the Property Agreements, the Ground Lease and/or the Management Agreement, except if and only to the extent Purchaser has received a credit for such Liabilities under Article VII, (ii) the payment of all Taxes due and payable or accrued but not yet due or payable prior to the Closing Date, except if and only to the extent Purchaser has received a credit for such Taxes under Article VII, (iii) related to or arising in respect of any Hotel Employees to the extent arising or accruing prior to the Closing Date, including the payment of any Compensation due to such Hotel Employees, except if and only to the extent Purchaser has received a credit for any such Compensation under Article VII, (iv) any claim for personal injury to or property damage suffered by a Person (other than any Purchaser Parties) which accrued or arose prior to the Closing Date (including, without limitation, those matters disclosed in Schedule 3.13 attached hereto), except as otherwise expressly addressed in Section 2.4(d), and (v) any other Liabilities solely accruing with respect to the operation of the Hotel prior to the Closing Date that is not otherwise covered under clauses (i) through (iv) above, except if and to the extent Purchaser has a received a credit for such

39148893v.18

Liabilities under Article VII (collectively, the “Retained Liabilities”). Subject to the limitations set forth in Section 3.23 (except as otherwise expressly provided herein), Seller shall indemnify, and hold Purchaser, and its Affiliates harmless from and against any and all (x) Retained Liabilities, (y) the Parra Chavez Litigation, but only to the extent such Liability is in excess of amounts reserved by Manager as of the Effective Date, and (z) Liabilities related to the PAGA Employee Claims which arise, accrue or relate to the period prior to the Closing, including, without limitation, in the event additional employees or individuals are included in the PAGA Employee Claims and/or such PAGA Employee Claims become a representative, collective action or class action lawsuit, as applicable, for Liabilities which arise, accrue or relate to the period prior to the Closing. For avoidance of doubt and notwithstanding anything to the contrary contained herein, neither the Retained Liabilities nor Liabilities related to or incurred in connection with the PAGA Employee Claim shall be subject to the Representation Liability Cap, Liability Floor or the Limitation Date. Furthermore, from and following Closing, Purchaser shall assume all Liabilities for, with respect to and/or arising in connection with or under (i) the payment of any amounts that become due and payable or accrue on or after the Closing Date under the Property Agreements, the Ground Lease and/or the Management Agreement, except if and only to the extent Seller received a credit for such Liabilities under Article VII, (ii) the payment of all Taxes due and payable or accrues on or after the Closing Date, except if and only to the extent Seller received a credit for such Taxes under Article VII, (iii) related to or arising in respect of any Hotel Employees to the extent arising or accruing on or after the Closing Date, including the payment of any Compensation due to such Hotel Employees on or after the Closing Date, except if and only to the extent Seller received a credit for any such Compensation under Article VII, and (iv) any claim for personal injury to or property damage suffered by a Person (other than Seller) which accrues or arises on or after the Closing Date, and (v) any other Liabilities solely if and to the extent the same accrue or arise with respect to the operation of the Hotel on or after the Closing Date that are not otherwise covered under clauses (i) through (iv) above, except if and to the extent Seller received a credit for such Liabilities under Article VII (collectively, the “Assumed Liabilities”). Purchaser shall indemnify, and hold Seller, and its Affiliates harmless from and against any and all Assumed Liabilities. This Section 2.5 shall survive the Closing.
2.6.    Earn-Out. Within five (5) business days following the completion and receipt by Purchaser of the year-end financials for the 2024 calendar year, but in no event later than February 15, 2025 (the “Earn-Out Date”), Purchaser shall pay to Seller an amount equal to Three Million Dollars ($3,000,000) (the “Earn-Out Payment”) if, and only if, both of the following conditions have been satisfied: (a) the total gross revenue of the Hotel for the 2024 calendar year shall equal or exceed an amount equal to Fifty Three Million Five Hundred Sixty Thousand and No/100 Dollars ($53,560,000.00), and (b) the total gross operating profit of the Hotel for the 2024 calendar year (“Gross Operating Profit”) shall equal or exceed an amount equal to Twenty Seven Million Five Hundred Twenty Seven Thousand and No/100 Dollars ($27,527,000.00), with the satisfaction of the thresholds set forth in subclauses (a) and (b) to be determined as set forth in the annual financial statements prepared by Manager for the 2024 calendar year pursuant to the terms and conditions of the Management Agreement (collectively, the “Earn-Out Conditions”). For avoidance of doubt, if the Earn-Out Conditions are not satisfied, Purchaser shall have no obligation to pay the Earn-Out Payment (or any portion thereof) to Seller and Seller shall have no claim and waives and all rights with respect thereto. Seller acknowledges and agrees that the Property is managed by the Manager pursuant to the Management Agreement and pursuant to an annual plan and operating budget approved by Seller and prior to the Closing Date. Notwithstanding the foregoing, Purchaser agrees that it shall not act or fail to act in any manner that is intended to reduce the Gross Operating Profit of the Hotel in a manner intended to reduce or otherwise circumvent Purchaser’s obligations in respect of the Earn-Out Payment which may be due and owing pursuant to this Section 2.6. The parties acknowledge and agree that the payment of any Earn-Out Payment shall be based on the gross revenues of the Hotel and Gross Operating Profit set forth in the financial statements prepared by

39148893v.18

Manager pursuant to the terms of the Management Agreement, which Purchaser shall deliver to Seller within a reasonable timeframe following receipt of same from Manager. This Section 2.6 shall survive Closing.
ARTICLE III.
SELLER’S REPRESENTATIONS AND WARRANTIES
To induce Purchaser to enter into this Agreement and to purchase the Property, and to pay the Purchase Price therefor, Seller hereby makes the following representations and warranties:
3.1.    Organization and Power. Each Seller is duly organized, validly existing and in good standing under the laws of Delaware and qualified to do business in California and has all requisite power and authority to enter into and perform its obligations hereunder and under any document or instrument required to be executed and delivered on behalf of Seller hereunder.
3.2.    Authorization and Execution. This Agreement has been duly authorized by all necessary action on the part of Seller, has been duly executed and delivered by Seller, constitutes the valid and binding agreement of Seller and is enforceable in accordance with its terms. The person executing this Agreement on behalf of Seller has the authority to do so.
3.3.    Non-contravention. Subject to any consent to the assignment of the Ground Lease and any particular Operating Agreement, Management Agreement, Owner Agreement, Occupancy Agreement or Leased Property Agreement required by the terms thereof or by applicable law and to the payment in full at the Closing of any Monetary Title Encumbrances, the execution and delivery of, and the performance by Seller of its obligations under, this Agreement does not and will not contravene, or constitute a default under, any provision of applicable law or regulation, Seller’s organizational documents or any agreement, judgment, injunction, order, decree or other instrument binding upon Seller or to which the Property is subject, or result in the creation of any lien or other encumbrance on any asset of Seller.
3.4.    Compliance with Existing Laws. Seller has not and, to Seller’s knowledge, Manager has not, received from any Governmental Authority written notice within the past year of any violation of any provision of Applicable Laws, including, but not limited to, those of environmental agencies, with respect to the ownership, operation, use, maintenance or condition of the Property which violation has not been remedied.
3.5.    Management Agreement. Seller has delivered to Purchaser a true, correct and complete copy of the Management Agreement and the Management Agreement is in full force and effect and has not been amended or modified except as set forth in the definition thereof. Seller has not received or delivered any default notices under the Management Agreement that have not been cured or rescinded.
3.6.    Condemnation Proceedings; Roadways. Seller has received, and, to Seller’s knowledge, Manager has received, no written notice of any condemnation or eminent domain proceeding pending against the Property or any part thereof.
3.7.    Actions or Proceedings. Seller has received, and, to Seller’s knowledge, Manager has received, no written notice of any suit or proceeding in any court, before any arbitrator, or before or by any Governmental Authority which (a) in any manner raises any question affecting the validity or enforceability of this Agreement or any other agreement or instrument to which Seller is a party or by which it is bound and that is or is to be used in connection with, or is contemplated by, this Agreement, (b) would materially and adversely affect the business, results of operations or operation of the Property

39148893v.18

as presently conducted, or (c) would create a lien on the Property, any part thereof or any interest therein which will not be discharged by Seller at Closing.
3.8.    Occupancy Agreements. Except as disclosed in Schedule 3.8, there are no Occupancy Agreements in effect with respect to the Real Property or to which the Real Property is subject. Seller has delivered or made available to Purchaser prior to the date of this Agreement true, complete and correct, in all material respects, copies of all Occupancy Agreements. Except as disclosed in Schedule 3.8, (a) each Occupancy Agreement is in full force and effect; (b) no Seller has received or delivered any written notice of an uncured default under the Occupancy Agreements and, to Seller’s knowledge, neither Sellers nor any other party to an Occupancy Agreement is in material default of its obligations thereunder; and (c) to Seller’s knowledge, no rent has been paid by any tenant under a Occupancy Agreement more than one month in advance and no Occupancy Agreement security deposits have been applied to perform such tenant’s obligations (which have not been fully replenished).
3.9.    Seller Is Not a “Foreign Person”. Seller is not a “foreign person” within the meaning of Section 1445 of the Internal Revenue Code, as amended (i.e., Seller is not a foreign corporation, foreign partnership, foreign trust, foreign estate or foreign person as those terms are defined in the Internal Revenue Code and regulations promulgated thereunder).
3.10.    Bankruptcy. Seller has not (i) made a general assignment for the benefit of creditors, (ii) filed any voluntary petition in bankruptcy or suffered the filing of any involuntary petition by Seller’s creditors that remains pending, (iii) suffered the appointment of a receiver to take possession of all, or substantially all, of Seller’s assets that remains pending, (iv) suffered the attachment or other judicial seizure of all, or substantially all of Seller’s assets that remains pending, (v) admitted in writing its inability to pay its debts as they come due or (vi) made an offer of settlement, extension or composition to its creditors generally.
3.11.    Terrorism. None of Seller or their Affiliates is in violation of any laws relating to terrorism, money laundering or the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Action of 2001, Public Law 107-56 and Executive Order No. 13224 (Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism) (the “Executive Order”) (collectively, the “Anti-Money Laundering and Anti-Terrorism Laws”). For purposes of this Section 3.11, any interest in Seller or its Affiliates held via public shares is not included in this representation.
(1)    None of Seller or their Affiliates, is acting, directly or indirectly, on behalf of terrorists, terrorist organizations or narcotics traffickers, including those persons or entities that appear on the Annex to the Executive Order, or are included on any relevant lists maintained by the Office of Foreign Assets Control of U.S. Department of Treasury, U.S. Department of State, or other U.S. government agencies, all as may be amended from time to time.
(2)    None of Seller or their Affiliates (i) conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any person included in the lists set forth in the preceding paragraph; (ii) deals in, or otherwise engages in any transaction relating to, any property or interests in property blocked pursuant to the Executive Order; or (iii) engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Money Laundering and Anti-Terrorism Laws.

39148893v.18

3.12.    Title to Personal Property. Each Seller, as applicable, has good and valid title to all Personal Property owned by such Seller, which shall be free and clear of all liens and encumbrances as of the Closing except for the Leased Property (which shall be subject only to the ownership interest of the lessor thereunder).
3.13.    Litigation. Except as set forth on Schedule 3.13 attached hereto, there are no litigations, actions, suits, arbitrations, employment-related claims, unfair labor practice charges, workers compensation claims, orders, injunctions, claims of liability, government investigations, or proceedings pending or, to Seller’s knowledge, threatened or asserted in writing against Seller or, to Seller’s knowledge, with respect to the Property, which (i) if determined adversely to a Seller would result in a material adverse effect on the ownership or operation of the Property, or (ii) would materially and adversely affect the ability of such Seller to perform its obligations hereunder.
3.14.    Employees. Neither Seller has any employees. To Seller’s knowledge, all Hotel Employees are employees of the Manager or its Affiliates. Neither Seller nor Manager is a party to any collective bargaining agreement or other agreement with any union with respect to any Hotel Employees. To Seller’s knowledge, there is no pending or threatened strike, work stoppage, picketing, or lockout involving the Property.
3.15.    Taxes. Except as set forth on Schedule 3.15, (a) Seller has not received written notice of an audit of any Taxes which has not been resolved or completed; (b) Seller is not currently contesting any Taxes; and (c) there is no currently pending appeal or abatement proceeding with respect to the Taxes assessed on the Real Property.
3.16.    Operating Agreements; Leased Property Agreements. Schedule 3.16 attached hereto sets forth a true, correct and complete list of (a) all Material Agreements and Leased Property Agreements, together with all amendments and modifications thereof, and (b) to Seller’s knowledge, all other Operating Agreements, together with all amendments thereto and modifications thereof. Seller has delivered to Purchaser true, correct and complete, in all material respects, copies of (a) all Material Agreements and Leased Property Agreements (together with all amendments thereto and modifications thereof), and (b) to Seller’s knowledge, all other Operating Agreements (together with all amendments thereto and modifications thereof), in Seller’s possession or control and, to Seller’s knowledge, all such Operating Agreements and Leased Property Agreements are in full force and effect. Seller has neither received nor delivered and, to Seller’s knowledge, Manager has neither received nor delivered, any written notice of an uncured default under the Operating Agreements and Leased Property Agreements.
3.17.    Authorizations. To Seller’s knowledge, Schedule 3.17 attached hereto sets forth a true, correct and complete list of all Authorizations (excluding the Liquor License) utilized by or on behalf of Seller in connection with the ownership and operation of the Property. To Seller’s knowledge, Seller has delivered to Purchaser true, correct and complete, in all material respects, copies of all Authorizations. To Seller’s knowledge, all Authorizations are in full force and effect and Seller has not received any written notice from any Governmental Authority or other Person of (i) any violation, suspension, revocation or non-renewal of any Authorizations with respect to the Property that has not been cured or dismissed; or (ii) any failure by Seller to obtain any material Authorizations for the Property that has not been cured or dismissed.
3.18.    Liquor License. Operating Lessee is the holder of the Liquor License. Seller has delivered to Purchaser a true, correct and complete copy of the Liquor License and the Liquor License is in full force and effect and Seller has not received any written notice from any Governmental Authority or

39148893v.18

other Person of any violation, suspension, revocation or non-renewal of any Liquor License that has not been cured or dismissed.
3.19.    Ground Lease. Seller has delivered to Purchaser a true, correct and complete copy of the Ground Lease and the Ground Lease is in full force and effect and has not been amended or modified except as set forth in the definition thereof. Ground Lessee has not received notice of default from Ground Lessor under the Ground Lease (which has not been previously cured or waived) and, to Seller’s knowledge, Ground Lessee is not in default under the Ground Lease and Ground Lessor does not have an existing right to cancel or terminate the Ground Lease or to be relieved of any of its obligations thereunder based on any actual or alleged default on the part of Ground Lessee. Ground Lessee has not delivered written notice to Ground Lessor of any default under the Ground Lease, and to Seller’s knowledge, Ground Lessor is not in default under the Ground Lease.
3.20.    ROFO. Other than Manager’s right of first offer set forth in Section 9.03.1 of the Management Agreement, which Seller represents and warrants has been waived by Manager, Seller has not otherwise granted, and there does not exist in favor of any person or party: (i) any option to buy all or any portion of the Property or interest therein (other than to Purchaser as contemplated by this Agreement), or (ii) any right of first offer or right of first refusal to purchase all or any portion of the Property. Manager has expressly waived any right of first offer or other option to purchase all or any portion of the Property or interest therein.
3.21.    Financial Statements. Seller has delivered, or made available to Purchaser, true and complete copies of the financial statements of the Hotel prepared by Manager pursuant to the Management Agreement for the calendar years 2021, 2022 and 2023 in the form delivered to Seller from Manager, and year-to-date financial statements for 2024, which are the same financial reports and statements that Seller utilizes and relies on for its owner purposes and, to Seller’s knowledge, fairly represent, in all material respects, the financial condition of the Property and are the same reports Seller utilizes and relies on for its own purposes.
3.22.    Patriot Act. Seller is not acting, directly or indirectly, for or on behalf of any person, group, entity or nation named by the United States Treasury Department as a Specifically Designated National and Blocked person, or for or on behalf of any person, group, entity or nation designated in Presidential Executive Order 13224 as a person who commits, threatens to commit, or supports terrorism; and it is not engaged in this transaction directly or indirectly on behalf of, or facilitating this transaction directly or indirectly on behalf of, any such person, group, entity or nation.
Subject to the limitations contained in Section 10.12 hereof, all rights and remedies arising in connection with the untruth or inaccuracy of any such representations and warranties shall survive the Closing of the transaction contemplated hereby as provided in Section 10.12.
The term “to Seller’s knowledge” or similar phrase as used in this Article III shall mean the then actual knowledge of Jennifer Hansson and Chris Nixon (the “Seller Representatives”), without any duty of investigation or inquiry other than the inquiry of the general manager of the Hotel. Such Seller Representatives and general manager shall have no personal liability for such representations. Seller represents and warrants that the Seller Representatives are employees of Seller and/or its affiliates and are the individuals of Seller and its affiliates most knowledgeable of the ownership and operation of the Property.
3.23.    LIMITATION ON SELLER’S REPRESENTATIONS AND WARRANTIES. PURCHASER ACKNOWLEDGES AND AGREES THAT, OTHER THAN A REPRESENTATION OR

39148893v.18

WARRANTY EXPRESSLY SET FORTH IN THIS AGREEMENT (A BREACH OF WHICH PURCHASER MAY MAINTAIN AN ACTION IN ACCORDANCE WITH AND SUBJECT TO ARTICLE IX AND SECTION 10.12 OF THIS AGREEMENT) OR AS EXPRESSLY SET FORTH IN A CLOSING DOCUMENT, THE PROPERTY IS SOLD “AS IS” “WHERE IS” AND “WITH ALL FAULTS” AND NEITHER SELLER, NOR ANY AGENT OR REPRESENTATIVE OF SELLER, HAS MADE, NOR IS SELLER LIABLE FOR OR BOUND IN ANY MANNER BY ANY EXPRESS OR IMPLIED WARRANTIES, GUARANTEES, PROMISES, STATEMENTS, INDUCEMENTS, REPRESENTATIONS OR INFORMATION PERTAINING TO THE PROPERTY OR ANY PART THEREOF, THE PHYSICAL CONDITION, ENVIRONMENTAL CONDITION, INCOME, EXPENSES OR OPERATION THEREOF, THE USES WHICH CAN BE MADE OF THE SAME OR ANY OTHER MATTER OR THING WITH RESPECT THERETO, INCLUDING ANY EXISTING OR PROSPECTIVE LEASES. WITHOUT LIMITING THE FOREGOING, PURCHASER ACKNOWLEDGES AND AGREES THAT, OTHER THAN A REPRESENTATION OR WARRANTY EXPRESSLY SET FORTH IN THIS AGREEMENT (A BREACH OF WHICH PURCHASER MAY MAINTAIN AN ACTION IN ACCORDANCE WITH AND SUBJECT TO ARTICLE IX AND SECTION 10.12 OF THIS AGREEMENT) OR AS EXPRESSLY SET FORTH IN A CLOSING DOCUMENT, SELLER IS NOT LIABLE FOR OR BOUND BY (AND PURCHASER HAS NOT RELIED UPON) ANY ORAL OR WRITTEN STATEMENTS, REPRESENTATIONS, OR FINANCIAL STATEMENTS PERTAINING TO THE OPERATION OF THE PROPERTY, OR ANY OTHER INFORMATION RESPECTING THE PROPERTY FURNISHED BY SELLER OR ANY EMPLOYEE, AGENT, CONSULTANT OR OTHER PERSON REPRESENTING OR PURPORTEDLY REPRESENTING SELLER. PURCHASER FURTHER ACKNOWLEDGES, AGREES, AND REPRESENTS THAT, OTHER THAN A REPRESENTATION OR WARRANTY EXPRESSLY SET FORTH IN THIS AGREEMENT (A BREACH OF WHICH PURCHASER MAY MAINTAIN AN ACTION IN ACCORDANCE WITH AND SUBJECT TO ARTICLE IX AND SECTION 10.12 OF THIS AGREEMENT) OR AS EXPRESSLY SET FORTH IN A CLOSING DOCUMENT, IT SHALL BE PURCHASING THE PROPERTY IN AN “AS IS” “WHERE IS” AND “WITH ALL FAULTS” CONDITION AT THE DATE OF CLOSING WITH RESPECT TO THE STRUCTURAL AND MECHANICAL ELEMENTS OF THE PROPERTY, THE PHYSICAL AND ENVIRONMENTAL CONDITION OF THE PROPERTY, THE FIRE-LIFE SAFETY SYSTEMS AND THE FURNITURE, FIXTURES AND EQUIPMENT LOCATED THEREON OR ATTACHED THERETO, ALL OF WHICH PURCHASER AND ITS CONSULTANTS SHALL HAVE INSPECTED AND EITHER APPROVED OR WAIVED OBJECTION TO ON OR PRIOR TO THE CLOSING AND PURCHASER HEREBY RELEASES SELLER AND THEIR AFFILIATES FROM ANY AND ALL OBLIGATIONS, LIABILITIES, CLAIMS, DEMANDS, SUITS, CAUSES OF ACTION, DAMAGES, JUDGMENTS, COSTS AND EXPENSES RELATING TO ANY OF THE FOREGOING; PROVIDED, HOWEVER, NOTWITHSTANDING THE FOREGOING, THE FOREGOING RELEASE AND WAIVER IS NOT INTENDED AND SHALL NOT BE CONSTRUED AS AFFECTING OR IMPAIRING ANY RIGHTS OR REMEDIES THAT PURCHASER MAY HAVE UNDER THE EXPRESS TERMS OF THIS AGREEMENT (SUBJECT, IN ALL EVENTS, TO SECTION 10.12, AS APPLICABLE) AGAINST SELLER WITH RESPECT TO (A) A BREACH OF ANY OF THE SELLER REPRESENTATIONS OR WARRANTIES SET FORTH IN ARTICLE III, (B) ANY OF THE OBLIGATIONS OF SELLER UNDER THIS AGREEMENT THAT EXPRESSLY SURVIVE THE CLOSING, (C) THE FRAUD OF ANY SELLER PARTIES, (D) ANY TORT, PERSONAL INJURY OR OTHER THIRD PARTY CLAIM FOR MATTERS ARISING DURING SELLER’S PERIOD OF OWNERSHIP OF THE PROPERTY WHICH CONSTITUTE A RETAINED LIABILITY OR FOR WHICH SELLER HAS EXPRESSLY AGREED TO INDEMNIFY PURCHASER PURSUANT TO THE TERMS HEREOF, OR (E) ANY RIGHT OF PURCHASER TO ASSERT, INFORM OR NOTIFY ANY PERSON THAT IS NOT PURCHASER OR AN AFFILIATE THEREOF IN ANY CLAIM OR ACTION BROUGHT BY ANY

39148893v.18

PERSON AGAINST PURCHASER THAT PURCHASER REASONABLY BELIEVES THAT THE MATTER WHICH GAVE RISE TO SUCH CLAIM OCCURRED DURING THE TIME THAT SELLER OWNED THE PROPERTY. PURCHASER ALSO REPRESENTS THAT, AS OF THE CLOSING DATE, IT SHALL HAVE INDEPENDENTLY INVESTIGATED, ANALYZED AND APPRAISED TO ITS SATISFACTION THE VALUE AND THE PROFITABILITY OF THE PROPERTY. PURCHASER ACKNOWLEDGES THAT, TO THE EXTENT REQUIRED TO BE OPERATIVE, THE DISCLAIMERS OF WARRANTIES CONTAINED IN THIS SECTION ARE “CONSPICUOUS” DISCLAIMERS FOR PURPOSES OF ANY APPLICABLE LAW, RULE, REGULATION OR ORDER. FURTHERMORE, NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, IN THE EVENT PURCHASER HAS ACTUAL KNOWLEDGE OF A BREACH OF ANY OF SELLER’S REPRESENTATIONS AND WARRANTIES CONTAINED HEREIN AS OF THE EFFECTIVE DATE, PURCHASER HEREBY WAIVES (I) ANY CLAIMS AGAINST SELLER, AND (II) ANY RIGHT TO TERMINATE THIS AGREEMENT, IN EITHER CASE, SOLELY ON ACCOUNT OF ANY SUCH BREACH OF REPRESENTATION OR WARRANTY OF WHICH PURCHASER HAS ACTUAL KNOWLEDGE AS OF THE EFFECTIVE DATE. THE PROVISIONS OF THIS SECTION 3.23 SHALL SURVIVE THE CLOSING.
Purchaser recognizes that the Hotel and Personal Property are not new and that there exists a possibility that the Property is not in compliance with the requirements which would be imposed on a newly constructed hotel by presently effective federal, state and local building, plumbing, electrical, fire, health, disability, environmental and life safety laws, codes, ordinances, rules, orders and/or regulations (collectively, the “building codes”). The Hotel and other improvements on the Land may contain substances or materials no longer permitted to be used in newly constructed buildings including, without limitation, asbestos or other insulation materials, lead or other paints, wiring, electrical, or plumbing materials and may not contain other materials or equipment required to be installed in a newly constructed building. Purchaser shall have the opportunity to review the results of such investigations and inspections of the Property as Purchaser deemed necessary with respect to all such matters. Subject to Purchaser’s rights to terminate pursuant to Section 2.4 and Purchaser’s rights set forth in this Agreement, Purchaser agrees to accept and shall purchase the Property in an “AS-IS, WHERE IS” condition and at Closing to accept and assume the risk of noncompliance of the Property with all such building codes. Except with respect to those representations and warranties expressly set forth in this Agreement, Purchaser waives any right to excuse or delay performance of its obligations under this Agreement or to assert any claim against Seller (before or after Closing) arising out of any failure of the Property to comply with any such building codes. Purchaser acknowledges and agrees that Seller has endeavored to provide copies to Purchaser of all of the Operating Agreements, Occupancy Agreements, Leased Property Agreements, the Authorizations and the Warranties and Guaranties (the “Property Agreements”). Purchaser acknowledges that, upon Closing, Purchaser is assuming all Property Agreements whether or not copies of such have been provided to Purchaser; provided, however, for avoidance of doubt, Purchaser’s obligation to assume any such Property Agreements, shall in no way limit Seller’s liability following the Closing Date for any such failure by Seller to disclose any Property Agreements pursuant to the terms of this Agreement, including, without limitation, in the event Seller’s failure to disclose any Property Agreements results in a breach by Seller of its representations and warranties included in Article III hereof.
Except with respect to those representations and warranties expressly set forth in this Agreement (a breach of which Purchaser may maintain an action in accordance with and subject to Article IX and Section 10.12 of this Agreement), it is specifically understood and agreed by Seller and Purchaser that Seller does not make, and shall not be deemed to have made, any representation, warranty or covenant with respect to (i) any Environmental Laws that may affect any of the Property or (ii) the presence or absence of any Hazardous or Toxic Substances in, on, above, under or about any of the Property.

39148893v.18

Purchaser, for itself and its successors in interest, hereby releases Seller and its Affiliates from, and waives all claims and liability against Seller and its Affiliates for or attributable to, any structural, physical and/or environmental condition at the Property, including without limitation the presence, discovery or removal of any Hazardous Substances or Toxic Substances in, at, about or under such Property, or connected with or arising out of any and all claims or causes of action based upon any Environmental Laws, including, without limitation, CERCLA (Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended by SARA Superfund Amendment and Reauthorization Act of 1986 and as may be further amended from time to time) or any related claims or causes of action or any other federal or state based statutory or regulatory or other causes of action for environmental contamination at, in or under any Property. As used in this Section 3.23, (A) the term “Environmental Laws” means all federal, State and local laws, codes, ordinances, rules, orders and regulations now or hereafter in effect relating to pollution or the protection of the environment, including without limitation, all laws, codes, ordinances, rules, orders and regulations governing the generation, use, collection, treatment, storage, transportation, recovery, removal, discharge, spill or disposal of any or all Hazardous or Toxic Substances, and (B) the term “Hazardous Substances” or “Toxic Substances” means materials and substances defined as “hazardous substances”, “hazardous wastes”, “toxic substances” or “toxic wastes” in (I) the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. Sections 9601-9675, as amended by the Superfund Amendments and Reauthorization Act of 1988, and any further amendments thereto and rules, orders and regulations thereunder; (II) the Resource Conservation and Recovery Act of 1976, 42 U.S.C. Sections 6901-6992, as amended by the Hazardous and Solid Waste Amendments of 1984, and any further amendments thereto and rules, orders and regulations thereunder; or (III) any other Environmental Laws.
3.24.    Updates to Schedules; Non-Breach Inaccuracy. Notwithstanding anything to the contrary in this Agreement, Seller shall have the right, but not the obligation, prior to Closing to amend Schedule 3.8 or Schedule 3.16 to this Agreement from time to time, without Purchaser’s consent, to the extent that (i) such schedule needs to be amended, supplemented, or provided to maintain the truth or accuracy of the applicable representation or warranty or the information disclosed therein, (ii) Seller did not have knowledge as of the Effective Date of the matter being disclosed in such amendment, supplement, or new schedule, and (iii) the need for such amendment, supplement or new schedule was not the result of Seller’s default of the terms and conditions of this Agreement (any such amendment, a “Post Due Diligence Disclosure”). For avoidance of doubt, Seller shall have no right to otherwise amend any of Seller’s representations and warranties set forth herein (including, without limitation, those set forth in this Article III) or the schedules or exhibits thereto for any purposes under this Agreement (including for purposes of determining whether the closing condition to Purchaser’s obligation to consummate the transactions contemplated hereunder as set forth in Section 5.1(b) has been satisfied). Notwithstanding anything to the contrary contained herein, Purchaser acknowledges that a Non-Breach Inaccuracy shall in no event be deemed a Seller Default hereunder, provided that Purchaser shall have the right, upon the occurrence of a Non-Breach Inaccuracy occurring prior to the Closing Date which causes a failure of the condition set forth in Section 5.1(b) of this Agreement to be satisfied, to terminate this Agreement upon written notice to Seller, in which event the Deposit shall be promptly returned to Purchaser and the parties shall have no further obligation or liability hereunder, except for such obligations or liabilities which expressly survive the termination of this Agreement. The provisions of this Section 3.24 shall survive the Closing.
ARTICLE IV.
PURCHASER’S REPRESENTATIONS AND WARRANTIES
To induce Seller to enter into this Agreement and to sell the Property, Purchaser hereby makes the following representations and warranties:

39148893v.18

4.1.    Organization and Power. Purchaser is duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite power and authority to enter into and perform its obligations under this Agreement and any document or instrument required to be executed and delivered on behalf of Purchaser hereunder.
4.2.    Authorization and Execution. This Agreement has been duly authorized by all necessary action on the part of Purchaser, has been duly executed and delivered by Purchaser, constitutes the valid and binding agreement of Purchaser and is enforceable in accordance with its terms. The person executing this Agreement on behalf of Purchaser has the authority to do so.
4.3.    Non-contravention. The execution and delivery of this Agreement and the performance by Purchaser of its obligations hereunder do not and will not contravene, or constitute a default under, any provisions of applicable law or regulation, Purchaser’s organizational documents, or any agreement, judgment, injunction, order, decree or other instrument binding upon Purchaser or result in the creation of any lien or other encumbrance on any asset of Purchaser.
4.4.    Litigation. There is no action, suit or proceeding, pending or known to be threatened, against or affecting Purchaser in any court or before any arbitrator or before any Governmental Authority which (a) in any manner raises any question affecting the validity or enforceability of this Agreement or any other agreement or instrument to which Purchaser is a party or by which it is bound and that is to be used in connection with, or is contemplated by, this Agreement, (b) would materially and adversely affect the business, financial position or results of operations of Purchaser, or (c) would materially and adversely affect the ability of Purchaser to perform its obligations hereunder, or under any document to be delivered pursuant hereto.
4.5.    Patriot Act. Purchaser is not acting, directly or indirectly, for or on behalf of any person, group, entity or nation named by the United States Treasury Department as a Specifically Designated National and Blocked person, or for or on behalf of any person, group, entity or nation designated in Presidential Executive Order 13224 as a person who commits, threatens to commit, or supports terrorism; and it is not engaged in this transaction directly or indirectly on behalf of, or facilitating this transaction directly or indirectly on behalf of, any such person, group, entity or nation.
4.6.    Terrorism. None of Purchaser or, to Purchaser’s knowledge, its Affiliates, is in violation of any Anti-Money Laundering and Anti-Terrorism Laws.
(a)    None of Purchaser or, to Purchaser’s knowledge, its Affiliates, is acting, directly or indirectly, on behalf of terrorists, terrorist organizations or narcotics traffickers, including those persons or entities that appear on the Annex to the Executive Order, or are included on any relevant lists maintained by the Office of Foreign Assets Control of U.S. Department of Treasury, U.S. Department of State, or other U.S. government agencies, all as may be amended from time to time.
(b)    None of Purchaser or, to Purchaser’s knowledge, its Affiliates or, without inquiry, any of its brokers or other agents, in any capacity in connection with the purchase of the Property (i) conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any person included in the lists set forth in the preceding paragraph; (ii) deals in, or otherwise engages in any transaction relating to, any property or interests in property blocked pursuant to the Executive Order; or (iii) engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or

39148893v.18

attempts to violate, any of the prohibitions set forth in any Anti-Money Laundering and Anti-Terrorism Laws.
The term “to Purchaser’s knowledge” or similar phrase as used in this Article IV, shall mean the then actual current conscious knowledge of Daniel Lippman without further investigation or inquiry.
ARTICLE V.
CONDITIONS PRECEDENT
5.1.    As to Purchaser’s Obligations. Purchaser shall have the remedies and Closing obligations set forth in Section 9.1 hereof, which section contains the sole and exclusive remedies and Closing obligations of Purchaser, if any of the following conditions are not satisfied or waived by Purchaser on or before the Closing Date (unless the failure to satisfy such condition is caused by the default of Purchaser or its Affiliates under this Agreement, or is otherwise within the reasonable control of Purchaser):
(a)    Seller’s Deliveries. Seller shall have delivered to or for the benefit of Purchaser all of the documents required of Seller pursuant to and in accordance with Sections 7.2 and 7.4 hereof.
(b)    Representations, Warranties and Covenants; Obligations of Seller. All of Seller’s representations and warranties made in this Agreement shall be true and correct in all material respects as of the date hereof and as of the Closing Date as if then made, and Seller shall have performed in all material respects all of its covenants and other obligations under this Agreement.
(c)    Operating Lease. The Operating Lease between Ground Lessee and Operating Lessee shall be terminated without cost or expense to Purchaser.
(d)    Ground Lessor Consent and Estoppel. Purchaser shall have obtained the Ground Lessor Consent and Estoppel.
(e)    Title Policy. Subject only to Purchaser’s payment of the applicable premium for the Title Policy, the Title Company shall be unconditionally and irrevocably obligated to issue the Owner’s Title Policy to Purchaser, pursuant to which the Title Company insures Purchaser’s ownership of a leasehold estate in the Real Property described on Exhibit A, subject only to Permitted Title Exceptions.
(f)    Liquor License. Either the Liquor License shall be issued or transferred to the New Permittee or the parties shall be prepared to execute an Interim Liquor Agreement, to be executed at Closing, in each case, in accordance with Section 8.6.
Each of the conditions contained in this Section are intended for the benefit of Purchaser and may be waived in whole or in part, in writing, by Purchaser or automatically if Purchaser proceeds to Closing.

5.2.    As to Seller’s Obligations. Seller shall have the remedies and Closing obligations set forth in Section 9.2 hereof, which section contains the sole and exclusive remedies and Closing obligations of Seller, if any of the following conditions are not satisfied or waived by Seller on or before the Closing Date (unless the failure to satisfy such condition is caused by the default of Seller or its Affiliates under this Agreement, or is otherwise within the reasonable control of Seller):

39148893v.18

(a)    Purchaser’s Deliveries. Purchaser shall have delivered to or for the benefit of Seller all of the documents and payments required of Purchaser pursuant to and in accordance with Sections 7.3 and 7.4 hereof.
(b)    Representations, Warranties and Covenants; Obligations of Purchaser. All of Purchaser’s representations and warranties made in this Agreement shall be true and correct in all material respects as of the date hereof and as of the date of Closing as if then made and Purchaser shall have performed in all material respects all of its covenants and other obligations under this Agreement.
(c)    Management Agreement. Purchaser shall have obtained the Manager Approval (at Purchaser’s expense (including, without limitation, any application, transfer, termination or other fees chargeable)) and Purchaser shall have assumed all obligations of Seller under the Management Agreement pursuant to a written agreement in form and substance as and to the extent required by the Management Agreement (and approved by Manager), provided that Seller shall reasonably cooperate with Purchaser in connection with same.
(d)    Ground Lessor Consent and Estoppel. Purchaser shall have obtained the Ground Lessor Consent and Estoppel.
Each of the conditions contained in this Section are intended for the benefit of Seller and may be waived in whole or in part, in writing, by Seller or automatically if Seller proceeds to Closing.
ARTICLE VI.
COVENANTS OF SELLER AND PURCHASER
6.1.    Operating Agreements/Occupancy Agreements/Leased Property Agreements. From and after the Effective Date, and subject to the terms of the Management Agreement, Seller shall not (and shall not, to the extent of Seller’s rights under the Management Agreement, permit Manager to) enter into any new Operating Agreements, Occupancy Agreements or Leased Property Agreements or any modifications to any such agreements, except as required by the terms thereof, unless (a) any such agreement or modification will not bind Purchaser or the Property after the date of Closing or is subject to termination on not more than sixty (60) days’ notice without penalty, or (b) Seller has obtained Purchaser’s prior written consent to such agreement or modification, which consent shall be in Purchaser’s sole and absolute discretion, and in all events shall be deemed withheld if, within five (5) business days following Purchaser’s receipt of Seller’s request, Purchaser fails to provide its consent (the “Approval Standard”). Seller, at no cost to Seller, shall use its reasonable efforts to assist Purchaser in obtaining any required consents to the assignment to Purchaser of the Operating Agreements or Leased Property Agreements; provided, however, Purchaser shall pay all fees, charges and expenses relating to such consents. Seller may cancel any Operating Agreement, Occupancy Agreement or Leased Property Agreement at any time prior to the Closing with the prior written consent of Purchaser, which consent shall be subject to the Approval Standard; provided, however, if Seller elects to cancel any such agreement, Seller shall pay any termination fee associated with such termination, and shall give Purchaser notice of such termination.
6.2.    Warranties and Guaranties. Seller shall not before or after Closing release or modify any Warranties and Guaranties, if any, except with the prior written consent of Purchaser, which consent shall be subject to the Approval Standard.

39148893v.18

6.3.    Insurance. Seller shall pay, or caused to be paid, all premiums on, and shall not cancel or voluntarily allow to expire, any of Seller’s Insurance Policies unless such policy is replaced, without any lapse of coverage, by another policy or policies providing coverage at least as extensive as the policy or policies being replaced.
6.4.    Operation of Property Prior to Closing. Seller covenants and agrees with Purchaser that, to the extent it is legally entitled to do so, between the date of this Agreement and the date of Closing and subject to the terms of the Management Agreement:
(a)    Subject to the restrictions contained herein, as well as seasonal differences and events or conditions beyond Seller’s control, Seller shall cause Manager to operate the Property in substantially the same manner in which it operated the Property prior to the execution of this Agreement; provided, however, nothing in this Agreement shall be construed to require Seller to make any capital repairs or improvements other than repairs in the ordinary course of business.
(b)    Seller shall pay (subject to legal rights of appeal and protest) prior to delinquency all ad valorem, occupancy and sales taxes due and payable with respect to the Property or the operation of the Hotel.
(c)    Subject to seasonal differences, market conditions and events or conditions beyond Seller’s reasonable control, Seller shall cause Manager to continue to take guest room reservations and to book functions and meetings and otherwise to promote the business of the Property in generally the same manner as it did prior to the execution of this Agreement; and all advance room bookings and reservations and all meetings and function bookings shall be booked at rates, prices and charges charged by Seller or Manager for such purposes in the ordinary course of business consistent with past practices. Seller acknowledges that the Purchase Price includes the transfer of Advance Bookings and any payments and/or deposits made pursuant to such Advance Bookings.
(d)    Seller shall promptly advise Purchaser of any litigation, arbitration or administrative hearing concerning the Property of which Seller obtains actual knowledge.
(e)    Seller shall not remove or cause or permit to be removed any material part or portion of the Real Property or the Tangible Personal Property owned by Seller other than in the normal course of business without the prior written consent of Purchaser, which consent shall be subject to the Approval Standard.
6.5.    Employee Claims. Purchaser shall hold harmless, indemnify and defend Seller, Manager, and their Affiliates from and against any and all claims, causes of action, proceedings, judgments, damages, penalties, liabilities, costs and expenses (including reasonable attorneys’ fees and disbursements) incurred by Seller, Manager or any Affiliate thereof with respect to claims, causes of action, judgments, damages, penalties and liabilities asserted by Hotel Employees to the extent arising out of or related to any act, failure to act, any transaction or any facts or circumstances arising or accruing on or after the Closing Date or for which Purchaser received a proration credit pursuant to Section 7.6 (but only if and to the extent of any such credit), including, without limitation (A) the termination of any Hotel Employees; (B) any and all liability under the WARN Act; (C) any alleged discrimination, breach of contract or other wrongful termination (under federal statutes, state statutes or common law); and (D) any alleged right to workers’ compensation benefits, unemployment compensation or statutory or contractual severance. The provisions of this Section 6.5 shall survive the Closing.

39148893v.18

6.6.    Ground Lessor Consent and Estoppel. Purchaser shall pursue, with Seller’s reasonable cooperation, and obtain a consent and estoppel, on Ground Lessor’s form, executed by Ground Lessor and certified to Seller, Purchaser and Purchaser’s lender, which provides the following: (i) Ground Lessor consents to the assignment of Seller’s interest as Ground Lessee under the Ground Lease to Purchaser and agrees that Seller and its Affiliates shall be released from all duties, liabilities and obligations under the Ground Lease and any guarantee thereof to the extent first arising from and after the Closing Date, and (ii) (a) the Ground Lease is in full force and effect, (b) whether or not the Ground Lease has been modified or amended in any respect, and submitting copies of such modifications or amendments, and (c) there are not any existing defaults under the Ground Lease to the knowledge of the party executing the estoppel (the “Ground Lessor Consent and Estoppel”). Purchaser and Seller shall reasonably cooperate to obtain the Ground Lessor Consent and Estoppel. In the event that (i) Ground Lessor declines in writing to provide the Ground Lessor Consent and Estoppel, or (ii) Purchaser has not obtained the Ground Lessor Consent and Estoppel on or before the Closing Date, then, so long as Purchaser has diligently and in good-faith pursued the Ground Lessor Consent and Estoppel, this Agreement shall automatically terminate, the Deposit shall be promptly returned to Purchaser and the parties hereto shall be released from all further obligations hereunder, except those which expressly survive a termination of this Agreement. Furthermore, Seller agrees to use commercially reasonable efforts to file with the Office of the City Clerk of San Diego, California, prior to the Closing Date, that certain Third Amendment to Percentage Lease by and between Ground Lessor and Ground Lessee having an effective date of May 28, 2019 (the “Third Amendment to Ground Lease”) or a memorandum of such Third Amendment to Ground Lease with the previously executed Third Amendment to Ground Lease attached thereto.
ARTICLE VII.
CLOSING
7.1.    Closing. The Closing shall occur on the Closing Date. Notwithstanding anything herein to the contrary, in the event the Closing has not occurred on or before August 30, 2024 (the “Outside Date”), either party may terminate this Agreement at any time after the Outside Date. As more particularly described below, at the Closing the parties hereto will (i) execute or cause to be executed, or instruct the Escrow Agent to release, all of the documents required to be delivered in connection with the transactions contemplated hereby (the “Closing Documents”), (ii) deliver or cause to be delivered the same to Escrow Agent, and (iii) take or cause to be taken all other action required to be taken in respect of the transactions contemplated hereby. The Closing will occur through escrow at the Title Company, or at such other place as Purchaser and Seller may mutually agree. At the Closing, Purchaser shall deliver the balance of the Purchase Price to Escrow Agent as provided herein. As provided herein, the parties hereto will agree upon adjustments and prorations to certain items which cannot be exactly determined at the Closing and will make the appropriate adjustments with respect thereto. Possession of the Property shall be delivered to Purchaser at the Closing, subject to Permitted Title Exceptions and the rights of tenants, licensees and concessionaires under the Occupancy Agreements and guests in possession.
7.2.    Seller’s Deliveries. At the Closing, Seller shall deliver or shall cause Manager to deliver, as applicable, to Escrow Agent all of the following instruments, each of which shall have been duly executed and, where applicable, acknowledged and/or sworn, on behalf of Seller, and shall be dated to be effective as of the Closing Date:
(a)    The Ground Lease Assignment.
(b)    The Bill of Sale.
(c)    The Assignment and Assumption Agreement.

39148893v.18

(d)    The Assignment of Occupancy Agreements.
(e)    Provided Manager Approval has been obtained by Purchaser, an Assignment and Assumption of Management Agreement in the form attached hereto as Exhibit H (the “Assignment and Assumption of Management Agreement”), executed by Operating Lessee.
(f)    The FIRPTA Certificate.
(g)    Evidence of termination of the Operating Lease.
(h)    California Real Estate Withholding Statement – Form 593(c).
(i)    A certificate or registration of title for any owned vehicle or other Personal Property included in the Property which requires such certification or registration, duly executed by Seller, conveying such vehicle or other Personal Property to Purchaser; provided, however, the parties hereto acknowledge that such execution and transfer of title may occur after Closing;
(j)    The Owner’s Affidavit;
(k)    The Seller’s Closing Certificate attached hereto as Exhibit J;
(l)    Any other document or instrument specifically required by this Agreement to be delivered by Seller on or before the Closing Date.
7.3.    Purchaser’s Deliveries. At or prior to the Closing, Purchaser shall deliver or cause to be delivered to Escrow Agent the following, duly executed and, where applicable, acknowledged and/or sworn on behalf of Purchaser, and dated as of the Closing Date:
(a)    The Assignment and Assumption Agreement.
(b)    The Assignment of Occupancy Agreements.
(c)    The Assignment and Assumption of Management Agreement executed by Purchaser.
(d)    The Ground Lease Assignment.
(e)    The Ground Lessor Consent and Estoppel executed by Ground Lessor.
(f)    A preliminary change of ownership report.
(g)    Any other documents or instruments specifically required by this Agreement to be delivered by Purchaser on or before the Closing Date.
(h)    The Purchaser’s Closing Certificate attached hereto as Exhibit K;
(i)    The balance of the Purchase Price described in and in accordance with Section 2.2 hereof.
7.4.    Mutual Deliveries. At the Closing, Purchaser and Seller shall mutually execute and deliver or cause to be delivered:

39148893v.18

(a)    A closing statement reflecting the Purchase Price and the adjustments and prorations required hereunder and the allocation of income and expenses required hereby.
(b)    Subject to the provisions of Section 8.6 hereof, such other documents, instruments and undertakings as may be required by the liquor authorities of the State where the Property is located, or of any county or municipality or governmental entity having jurisdiction with respect to the transfer or issue of liquor licenses or alcoholic beverage licenses or permits for the Hotel, to the extent not theretofore executed and delivered.
(c)    The Assignment and Assumption of Management Agreement executed by Manager (the “Manager Deliverable”).
(d)    Such other and further documents, papers and instruments as may be reasonably required by the parties hereto or their respective counsel or the Title Company which are not inconsistent with this Agreement or the other Closing Documents.
To the extent the delivery of any of the items in Sections 7.2, 7.3 or 7.4 of this Agreement are conditions precedent to the obligation of a party pursuant to Sections 5.1 or 5.2 of this Agreement, and the condition relating to any such item is not satisfied as of Closing, but the party for whose benefit such unsatisfied condition is made elects, in its sole and absolute discretion, nonetheless, to proceed to Closing, the delivery of the item applicable to the unsatisfied condition shall not be required pursuant to the provisions of Section 7.2, 7.3 or 7.4 of this Agreement. Notwithstanding anything herein to the contrary, the parties hereto acknowledge and agree that in the event that the Manager Deliverable is not obtained by the Closing Date (a “Manager Failure”) and such Manager Failure is not due to Seller’s failure to comply with its obligations under the Management Agreement relating to a sale of the Property, the parties hereto acknowledge and agree that such Manager Failure shall in no event be deemed a Seller Default, whereby upon such Manager Failure either party may terminate this Agreement, the Deposit shall be promptly delivered to Seller, and the parties hereto shall be released of all further obligations hereunder with respect to the Property except those which expressly survive a termination of this Agreement.
7.5.    Closing Costs. Except as is explicitly provided in this Agreement, each party hereto shall pay its own legal fees and expenses. All filing fees for Ground Lease Assignment, sales or other similar taxes and surtaxes due with respect to the Ground Lease Assignment, as well as the cost for title insurance, endorsements and surveys, and any other costs specified on Schedule 1 attached hereto, shall all be paid in accordance with allocations set forth in Schedule 1. Seller shall pay any assignment fee due under the Ground Lease together with Ground Lessor’s reasonable attorneys’ fees in connection with same. To the extent releases or corrective instruments are required to be delivered by Seller pursuant to the terms of this Agreement, Seller shall pay for the costs associated with the releases of any deeds of trust, mortgages and other Monetary Title Encumbrances encumbering the Property and for any costs associated with any corrective instruments. All other costs (except any costs incurred by either party for its own account) which are necessary to carry out the transactions contemplated hereunder shall be allocated between Purchaser and Seller in accordance with local custom in the jurisdiction in which the Hotel is located. The provisions of this Section 7.5 shall survive the Closing and any termination of this Agreement.
7.6.    Revenue and Expense Allocations. All revenues and expenses with respect to the Property, and applicable to the period of time before and after Closing, determined in accordance with sound accounting principles consistently applied, shall be allocated between Seller and Purchaser as provided herein. Pursuant to such allocation, Seller shall be entitled to all revenue and shall be responsible for all expenses for the period of time up to the Cut-Off Time, and Purchaser shall be entitled

39148893v.18

to all revenue and shall be responsible for all expenses for the period of time following the Cut-Off Time. Such allocations and adjustments shall be shown on the closing statement (with such supporting documentation as the parties hereto may reasonably require being attached as exhibits to the closing statements) and shall increase or decrease (as the case may be) the cash amount payable by Purchaser pursuant to Section 2.2 hereof. All prorations shall be made on the basis of the actual number of days in the year and month in which the Closing occurs or in the period of computation. Without limiting the generality of the foregoing, the following items of revenue and expense shall be allocated and prorated between Purchaser and Seller at Closing:
(a)    Current rents (excluding rent under the Operating Lease).
(b)    Real estate and personal property taxes (with maximum allowable discounts for early or prompt payment).
(c)    Revenue and expenses under the Operating Agreements and Leased Property Agreements to be assigned to and assumed by Purchaser. Seller and Purchaser agree that expenses under Operating Agreements which constitute ongoing construction, capital improvement and other similar work shall be allocated to Seller as to work completed prior to the Closing Date (and applicable retainage related thereto), and shall be allocated to Purchaser as to work completed from and after the Closing Date (and applicable retainage related thereto).
(d)    Utility charges (including, but not limited to, charges for phone service, cable television, gas, water, sewer and electricity).
(e)    Municipal or other governmental improvement liens and special assessments, which shall be paid by Seller at Closing where the work has been completed, and which shall be assumed by Purchaser at Closing and paid by Purchaser where the work has been authorized or started, but not completed; provided, however, that if such liens or assessments are payable in installments, the amount of the installment applicable to the period which includes the Closing Date shall be allocated in the same manner as other items of expenses herein; and for all other installments, Seller shall be responsible for the payment of and shall pay such installments relating to periods prior to the Closing Date and Purchaser shall be responsible for the payment of and shall pay such installments relating to periods from and after the Closing Date.
(f)    License and permit fees, where transferable.
(g)    All other revenues and expenses of the Property, including, but not limited to, such things as restaurant, bar and meeting room income and expenses and the like.
(h)    The Rooms Ledger and housekeeping costs for the date of Closing (to be apportioned equally between Seller and Purchaser).
(i)    The rents and other amounts and charges payable to Ground Lessor under the Ground Lease.
(j)    Such other items as are usually and customarily prorated between purchasers and sellers of hotel properties in the area where the Property is located.
Seller shall receive a credit for any prepaid expenses paid by Seller prior to the Closing and accruing with respect to periods on or after the Closing Date. Purchaser shall receive a credit against the Purchase Price for the total of (i) prepaid rents, (ii) prepaid room receipts and deposits, function receipts

39148893v.18

and deposits and other reservation receipts and deposits, and (iii) unforfeited security deposits together with any interest payable to a tenant thereon held by Seller under Occupancy Agreements. At Closing, Seller shall sell to Purchaser in connection with the Hotel, and Purchaser shall purchase from Seller, at face value, in addition to the Purchase Price: (i) all cash funds in connection with the Hotel guest operations at the Property and any cash amounts, including those held in reserve by a lender or Manager except for the Conveyed FF&E Reserve (which shall be conveyed to Purchaser as part of the Purchase Price), that is transferred to Purchaser or remains in accounts or reserves for the benefit of the Hotel after Closing; (ii) the so-called “guest ledger” as mutually approved by Purchaser and Seller for the Hotel of guest accounts receivable payable to the Hotel as of the check-out time for the Hotel on the Closing Date (based on guests and customers then using the Hotel) both (1) in occupancy from the preceding night through check out time the morning of the Closing Date, and (2) previously in occupancy prior to check out time on the Closing Date; and (iii) the amount of prepaid rent and reserves held under the Ground Lease. For purposes of this Agreement, transfer or sale at face value shall have the following meanings: (A) for cash and cash reserve amounts, an amount equal to the total of all cash funds, cash reserve amounts, and prepaid rent under the Ground Lease that are transferred to Purchaser; and (B) for the guest ledger, the total of all credit card or other accounts receivable, as shown on the records of the Hotel, less actual collection costs (i.e., fees retained by credit card companies), less accounting charges for rooms furnished on a gratuity or complimentary basis to any hotel staff or as an accommodation to other parties and less Purchaser’s one-half (1/2) share of the Rooms Ledger. The purchase price of said petty cash fund and guest ledger shall be paid to Seller at Closing by a credit to Seller in the computation of the adjustments and prorations on the Closing Date.
Buyer shall receive a credit at Closing for all Compensation to the extent earned, accrued and unpaid prior to the Cut-Off Time (unless Seller or Manager has otherwise paid or cause to be paid on or before the Cut-off Time, all such Compensation).
Seller shall be required to pay or cause to be paid all retail sales (as distinguished from any tax on the sale of any personal property effected pursuant to this Agreement), occupancy and liquor taxes and like impositions up to but not including the date of Closing. Any such taxes applicable to the Rooms Ledger shall be apportioned equally between Seller and Purchaser.
If accurate allocations cannot be made at Closing because current bills are not obtainable (as, for example, in the case of utility bills and/or real estate or personal property taxes), the parties shall allocate such revenue or expenses at Closing on the best available information, subject to adjustment upon receipt of the final bill or other evidence of the applicable revenue or expense (the “Post-Closing Adjustment”), which Post-Closing Adjustment shall occur ninety (90) days following the Closing Date (such period, the “Post-Closing Adjustment Period”). The obligation to make the Post-Closing Adjustment shall survive the closing of the transaction contemplated by this Agreement. Any revenue received or expense incurred by Seller or by Purchaser with respect to the Property after the date of Closing shall be promptly allocated in the manner described herein and the parties shall promptly pay or reimburse any amount due. If Seller and Purchaser are unable to agree on the closing statement allocations on the Closing Date, the Closing shall occur and a preliminary closing statement shall be signed with respect to such amounts and issues that are agreed upon by Seller and Purchaser. With respect to any closing statement amounts or issues that are not agreed upon at Closing, Seller and Purchaser shall thereafter work in good faith to resolve, allocate or prorate such amounts or issues; provided that if such amounts or issues are not fully agreed upon and paid within ten (10) days after the Closing, then, in such event, such amounts or issues shall be submitted to an independent certified public accountant with a hospitality practice reasonably acceptable to Seller and Purchaser, for final resolution, and Seller and Purchaser agree to be bound by the determination of such accountant. The costs and expenses incurred in connection with the services of

39148893v.18

such accountant shall be borne and paid equally by Purchaser and Seller. The provisions of this Section 7.6 shall survive the Closing.
7.7.    Safe Deposit Boxes. On the Closing Date, Seller shall cause Manager to make available to Purchaser at the Hotel all receipts and agreements in Manager’s possession relating to all safe deposit boxes in use at the Hotel, other than safes or lockboxes, if any, located inside individual guest rooms in the Hotel. From and after the Closing, Seller, and Manager shall be relieved of any and all responsibility in connection with each said box, and Purchaser shall indemnify Seller, Manager and any Affiliate thereof and hold them harmless from and against any claim, liability, cost or expense (including reasonable attorneys’ fees) incurred by them with respect thereto. Seller shall indemnify and hold Purchaser harmless from any other liability, claim, cost or expense (including reasonable attorney’s fees) with respect to such safety deposit box arising prior to the Closing Date. The provisions of this Section 7.7 shall survive the Closing.
7.8.    Inventory of Baggage. The representatives of Seller and/or Manager, and of Purchaser shall prepare an inventory of baggage at the Hotel as of 12:00 noon on the Closing Date (which inventory of baggage shall be binding on all parties thereto) of (i) all luggage, valises and trunks checked or left in the care of the Hotel by guests then or formerly in the Hotel, (ii) parcels, laundry, valet packages and other property of guests checked or left in the care of the Hotel by guests then or formerly in the Hotel (excluding, however, property in Hotel safe deposit boxes), (iii) all luggage or other property of guests retained by Seller as security for any unpaid accounts receivable, and (iv) all items contained in the Hotel lost and found. Purchaser shall be responsible from and after the Closing Date for all baggage and other items listed in such inventory of baggage, and Purchaser shall indemnify and hold Seller, Manager and any Affiliate thereof harmless from and against any claim, liability, cost or expense (including reasonable attorneys’ fees) incurred by them with respect thereto. Seller hereby agrees to hold Purchaser harmless from any other liability or claims with respect to such inventory of baggage arising prior to the Closing Date. The provisions of this Section 7.8 shall survive the Closing.
7.9.    Acquisition and Payment for Inventory. Seller agrees to assign to Purchaser and Purchaser agrees to assume from Seller the Inventory as part of the Purchase Price; provided, however, Seller shall receive a credit to the Purchase Price for any unopened and unexpired cases of Consumables at Seller’s actual cost for such items. The parties hereto shall jointly take inventories of all Consumables as near as practical to the Closing Date, and all adjustments and payments due thereon shall be made at Closing.
7.10.    Reserves. Seller shall receive a credit for all amounts held in FF&E Reserve in excess of the Conveyed FF&E Reserve, solely if and to the extent such amounts in excess of the Conveyed FF&E Reserve shall remain on deposit in the FF&E Reserve for the benefit of Purchaser from and after Closing under the Management Agreement. Consistent with Section 7.6, and notwithstanding anything to the contrary contained herein, Seller shall not receive a credit for the Conveyed FF&E Reserve (which shall be conveyed to Purchaser as part of the Purchase Price). Notwithstanding anything to the contrary contained herein, in the event (for any reason) the amount held in the FF&E Reserve at Closing is less than the Conveyed FF&E Reserve, an amount equal to the difference between $5,000,000 and the amount held in the FF&E Reserve at Closing will be credited to Purchaser at Closing.
7.11.    Vouchers. Purchaser shall receive a credit equal to the face value of any outstanding unexpired (under Applicable Law) Vouchers as of the Closing Date. In the event that no face value is set forth on such Voucher, the credit therefor shall be based on the current value of the good or service being provided or, in the event of any Vouchers for guest rooms at the Property, the average daily rate for the applicable room type.

39148893v.18

7.12.    Assumption. At Closing, Purchaser shall assume all (i) obligations which Purchaser expressly assumes under this Agreement, (ii) Advance Bookings, (iii) liabilities for which Purchaser receives a credit to the Purchase Price on the closing statement or pursuant to any post-closing adjustments, and (iv) obligations under Permitted Title Exceptions which accrue to the period from and after the Closing Date, or which accrue to the period prior to the Closing Date and for which Purchaser receives a credit to the Purchase Price on the closing statement or pursuant to any post-closing adjustments. The provisions of this Section 7.12 shall survive the Closing.
ARTICLE VIII.
GENERAL PROVISIONS
8.1.    Fire or Other Casualty. Seller agrees to give Purchaser prompt notice of any fire or other casualty to the Property costing more than Twenty-Five Thousand Dollars ($25,000) to repair and occurring between the Effective Date and the Closing Date of which Seller has knowledge. If, prior to Closing, the Property is damaged by fire or other casualty which is fully insured (without regard to deductibles) and would cost not more than two percent (2%) of the Purchase Price and require less than 180 days to repair, then neither party shall have the right to terminate its obligations under this Agreement to purchase or sell the Property by reason thereof and the Closing shall take place without abatement of the Purchase Price, but Seller shall assign to Purchaser at the Closing all of Seller’s interest in any insurance proceeds (except use and occupancy insurance, rent loss and business interruption insurance, and any similar insurance for the period preceding the Closing Date) that may be payable to Seller on account of any such fire or other casualty, to the extent such proceeds have not been previously expended or are otherwise required to reimburse Seller for actual expenditures reasonably incurred for restoration (it being understood that any proposed restoration by Seller on account of any such casualty during the term of this Agreement shall require Purchaser’s prior written consent, such consent not to be unreasonably withheld, conditioned or delayed), plus Purchaser shall receive a credit against the Purchase Price in the amount of any deductibles under any policies related to such proceeds. If any such damage due to fire or other casualty would cost in excess of two percent (2%) of the Purchase Price or require more than 180 days to repair, then Purchaser may terminate its obligations under this Agreement to purchase the Property by written notice given to Seller within ten (10) business days after Seller has given Purchaser the notice of damage or casualty referred to in this Section 8.1 (provided Purchaser shall be entitled to a delay in the Closing as required to give effect to such ten (10) business day period, and any failure to respond within such required period, shall be deemed to be Purchaser’s election to terminate this Agreement in accordance with this Section 8.1), in which case the Deposit shall be promptly returned to Purchaser and the parties hereto shall be released of all further obligations hereunder with respect to the Property except those which expressly survive a termination of this Agreement. Should Purchaser elect to proceed to Closing notwithstanding the amount of the insured loss or the time required for repairs, the Closing shall take place without abatement of the Purchase Price and at Closing, Seller shall assign to Purchaser the insurance proceeds and grant to Purchaser a credit against the Purchase Price equal to the amount of the applicable deductible under any policies related to such proceeds.
8.2.    Condemnation. After the Effective Date, Seller agrees to give Purchaser prompt (but in no event more than two (2) business days after obtaining knowledge thereof) notice of any notice it receives of any taking or threat of taking by condemnation of any part of or rights appurtenant to the Real Property. If such taking is likely to (a) materially interfere with the operation or use of the Hotel, (b) have an adverse economic impact to the value of the Hotel, including, but not limited to, due to a reduction in tenant rights set forth in the Ground Lease, or (c) result in the improvements on the Property being non-compliant with applicable law, building codes or zoning codes (including, without limitation, parking requirements) (subclauses (a), (b), or (c), a “Material Taking”), the Purchaser may terminate its obligations under this Agreement to purchase the Property by written notice to Seller within ten (10) days

39148893v.18

after Seller has given Purchaser the notice of taking referred to in this Section 8.2 (provided Purchaser shall be entitled to a delay in the Closing as required to give effect to such ten (10) business day period, and any failure to respond within such required period, shall be deemed to be Purchaser’s election to terminate this Agreement in accordance with this Section 8.2). If Purchaser exercises (or is deemed to have exercise) its option to terminate its obligations to purchase the Property pursuant to this Section 8.2, the Deposit shall be promptly returned to Purchaser and the parties hereto shall be released from all further obligations hereunder with respect to the Property, except those which expressly survive a termination of this Agreement. If Purchaser does not so elect to terminate its obligations to purchase the Property, then the Closing shall take place as provided herein, and Seller shall assign to Purchaser at the Closing all of Seller’s interest in any condemnation award or payments in lieu of condemnation which may be payable to Seller on account of any such condemnation or threat thereof and, at Closing, Seller shall credit to the amount of the Purchase Price payable by Purchaser the amount, if any, of condemnation proceeds or payments in lieu of condemnation received by Seller between the Effective Date and Closing less (i) any amounts actually and reasonably expended by Seller or Manager in collecting such sums, (ii) any amounts which are reasonably allocated to lost earnings or other actual damages or losses (other than unrepaired property damages) reasonably allocated or attributed to the period of time prior to Closing. If, prior to the Closing, there shall occur a taking by condemnation of any part of or rights appurtenant to the Property that is not a Material Taking, Purchaser shall not have the right to terminate its obligations to purchase the Property under this Agreement by reason thereof and the Closing shall take place without abatement of the Purchase Price, but Seller shall assign to Purchaser at the Closing all of Seller’s interest in any condemnation award or payments in lieu of condemnation which may be payable to Seller on account of any such condemnation or threat thereof and, at Closing, Seller shall credit to the amount of the Purchase Price payable by Purchaser the amount, if any, of condemnation proceeds or payments in lieu of condemnation received by Seller between the Effective Date and Closing less (i) any amounts reasonably and actually expended by Seller or Manager in collecting such sums, and (ii) any amounts which are reasonably allocated to lost earnings or other damages or losses (other than unrepaired property damages) reasonably allocated or attributed to the period of time prior to Closing. Provided Purchaser has not exercised its right to terminate this Agreement pursuant to this Section 8.2, Seller shall promptly notify Purchaser in advance regarding any proceeding or negotiation with respect to the condemnation and Purchaser shall have a reasonable right, at its own cost and expense, to appear and participate in any such proceeding or negotiation. For purposes of Sections 8.1 and 8.2 of this Agreement, estimates of costs and time required for restoration or repair shall be made by an architect or engineer, as appropriate, designated by Seller and reasonably acceptable to Purchaser.
8.3.    Broker. The parties acknowledge that Broker has been the procuring cause of this Agreement. It shall be the obligation of Seller to pay Broker its commission, when, as and if, and only if, the transaction contemplated hereby actually closes, in accordance with a separate agreement between the Broker and Seller. There is no other real estate broker involved in this transaction. Purchaser warrants and represents to Seller that Purchaser has not dealt with any other real estate broker in connection with this transaction, nor has Purchaser been introduced to the Property or to Seller by any other real estate broker, and Purchaser shall indemnify Seller and hold Seller harmless from and against any claims, suits, demands or liabilities of any kind or nature whatsoever arising on account of the claim of any other person, firm or corporation to a real estate brokerage commission or a finder’s fee as a result of having dealt with Purchaser, or as a result of having introduced Purchaser to Seller or to the Property. In like manner, Seller warrants and represents to Purchaser that Seller has not dealt with any other real estate broker in connection with this transaction, nor has Seller been introduced to Purchaser by any other real estate broker, and Seller shall indemnify Purchaser and save and hold Purchaser harmless from and against any claims, suits, demands or liabilities of any kind or nature whatsoever arising on account of the claim of any person, firm or corporation to a real estate brokerage commission or a finder’s fee as a result

39148893v.18

of having dealt with Seller in connection with this transaction. The provisions of this Section 8.3 shall survive the Closing and any termination of this Agreement and shall not, for avoidance of doubt, be subject to the Liability Floor, Representation Liability Cap or Limitation Date.
8.4.    Bulk Sale. Seller and Purchaser acknowledge that they do not intend to comply with and have agreed to waive the provisions of any statutory bulk sale or similar requirements applicable to the transaction to be effected by this Agreement.
8.5.    Confidentiality. Except as hereinafter provided, Purchaser and Seller and their Affiliates shall keep the terms, conditions and provisions of this Agreement and all documents or information disclosed to or made available to or discovered by each party in connection with this Agreement (including, without limitation, the Submission Materials) confidential and such information shall be used solely for the purpose of evaluating or effecting the transactions contemplated by this Agreement, and neither Purchaser nor Seller shall make any public announcements hereof unless and until the Closing occurs unless the other first reasonably approves of same in writing, nor shall either disclose (at any time) the terms, conditions and provisions of this Agreement or such other documents or information, except to persons who, in the reasonable business judgment of Seller or Purchaser, as applicable, “need to know” for the purpose of evaluating or effecting the transactions contemplated by this Agreement, and who are instructed to keep such information confidential, such as their respective officers, directors, employees, attorneys, accountants, engineers, surveyors, consultants, financiers, partners, investors, potential lessees and bankers and such other third parties whose assistance is required in connection with the consummation of this transaction (collectively, “Representatives”); provided, however, that information or documents shall not be subject to the provisions of this Section 8.5 if, not otherwise in violation of this Section 8.5, such information or documents, (i) were or become(s) generally available to the public, or (ii) were or become(s) available to Purchaser or its Affiliates on a non-confidential basis from a source other than Seller or its Affiliates or Manager. Upon full execution of this Agreement and if the Closing occurs, the parties may either make a joint press release, or each party may make an individual press release. Notwithstanding the foregoing, it is acknowledged that Seller is, or is an affiliate of, a REIT, and the REIT has and will seek to sell shares to the general public; consequently, Seller shall have the absolute and unbridled right to disclose any information regarding the transaction required by law or as determined to be necessary or appropriate by Seller or Seller’s attorneys to satisfy disclosure and reporting obligations of Seller or its Affiliates. Notwithstanding the foregoing, on or at any time, Seller may make a press release or file with the United States Securities Exchange Commission information regarding the Transaction. Seller and Purchaser and their Representatives are cautioned that United States securities laws restrict the purchase and sale of securities by anyone who possesses non-public information about the issue of such securities. Accordingly, neither Purchaser nor any of its Affiliates nor its Representatives may buy or sell any of the securities of the Seller or any of its Affiliates so long as any of them is in possession of any material non-public information about the Seller or any of its Affiliates, including information contained in or derived from confidential information. The terms of this Section 8.5 shall supersede any prior confidentiality agreements executed by Seller, Purchaser, or any of their respective Affiliates, parents, or subsidiaries, to the extent such confidentiality agreements relate or refer, directly or indirectly, to the transactions contemplated by this Agreement. The provisions of this Section 8.5 relating to press releases shall survive the Closing and all the provisions of this Section 8.5 shall survive a termination of this Agreement for a period of two (2) years after such termination; provided, however, that any liabilities or obligations of either Seller, Purchaser or any of their respective Affiliates, parents, or subsidiaries that may have accrued or arisen under any confidentiality agreements prior to the Effective Date shall survive such confidentiality agreements being superseded hereby.

39148893v.18

If either Seller or Purchaser or any of their Affiliates or any of their Representatives is required by any subpoena, interrogatories, request for production, or other legal process or by any Applicable Laws to disclose any confidential information, Seller or Purchaser, as applicable, will give the other party prompt written notice of the requirement and will reasonably cooperate (at no cost to such party) with the other party so that the other party, at its expense, may seek an appropriate protective order. In the absence of a protective order, the party required to disclose, including any Representatives, may disclose only such confidential information as may be necessary to avoid any penalty, sanction, or other material adverse consequence, and the party required to disclose will use reasonable efforts to secure confidential treatment of any confidential information so disclosed.
Seller and Purchaser stipulate that the breach of the provisions of this Section 8.5 by the other party or its respective Affiliates or Representatives may cause irreparable harm to the non-breaching party for which damages may not constitute an adequate remedy. Accordingly, the parties agree that any attempted, threatened, or actual breach of the provisions of this Section 8.5 by one party or its Affiliates or Representatives may be enjoined by an appropriate court order or judgment. The parties waive any requirement for the posting of a bond or other security as a condition to such court order or judgment. Injunctive relief will not be the sole remedy of the non-breaching party for a breach of the provisions of this Section 8.5, and all legal and equitable remedies will continue to be available to the non-breaching party. If the non-breaching party is the prevailing party in any litigation relating to the breach of the provisions of this Section 8.5 by the other party or its Affiliates or Representatives, the non-breaching party will be entitled to recover (in addition to any damages or other relief granted) its reasonable legal fees and other expenses in connection with such litigation.
Notwithstanding anything to the contrary set forth herein or in any other agreement to which the parties hereto are parties or by which they are bound, any and all obligations of confidentiality contained herein and therein (the “Confidentiality Obligations”), as they relate to the transactions and events contemplated by this Agreement (collectively, the “Transaction”), shall not apply to the “structure or tax aspects” (as that phrase is used in Section 1.6011-4T(b)(3) [or any successor provision] of the Treasury Regulations [the “Confidentiality Regulation”] promulgated under Section 6011 of the Internal Revenue Code of 1986, as amended) of the Transaction; provided, however, that the Confidentiality Obligations nevertheless shall apply at a given time to any and all items of information not required to be freely disclosable at such time in order for the Transaction not to be treated as “offered under conditions of confidentiality” within the meaning of the Confidentiality Regulation.
8.6.    Liquor Licenses. Operating Lessee shall enter into a separate escrow (“Liquor Escrow”) with California Business Escrow, Inc., 1748 Main St., Escalon, California 95320; Attn: Diane Boudreau (“Liquor Escrow Holder”), to transfer to Purchaser or the New Permittee (hereinafter defined) California liquor license number 577372, which is the alcoholic beverage license held by Operating Lessee to operate the restaurant, bars and lounges presently located within the Hotel (the “Liquor License”). The purchase price deposited into the Liquor Escrow at Closing shall be the sum of (i) the amount of One Hundred Forty-Five Thousand Dollars ($145,000.00), which is the amount allocated to the Liquor License, an (ii) the amount allocated to the Alcoholic Beverage Inventory at the Hotel as of the Closing Date as determined pursuant to Section 7.9 hereof ((i) and (ii) collectively, the “Liquor Assets Purchase Price”). That portion of the Liquor Assets Purchase Price allocated to the Liquor License ($145,000.00) shall be treated as a credit against the Purchase Price and shall not be in addition to the Purchase Price. Seller and Purchaser acknowledge that the terms and conditions of the Liquor Escrow shall be conducted under Sections 24049 and 24074 of the California Business & Professions Code. The Liquor Escrow Holder is hereby authorized and instructed to publish and record all required notices, handle creditor claims, and to obtain tax releases in accordance therewith and to handle funds in the escrow established

39148893v.18

for the transfer of the existing Liquor License in accordance with Sections 24049 and 24074 of the California Business and Professions Code. Upon the ABC’s approval of the transfer of the Liquor License to Purchaser or New Permittee, the Liquor Assets Purchase Price (less any amounts paid by Liquor Escrow Holder to any bona fide creditors of Operating Lessee in accordance with Applicable Law) shall be delivered by the Liquor Escrow Holder to Operating Lessee. Seller and its Affiliates and Purchaser shall cooperate each with the other, and each shall execute or cause to be executed such transfer forms, license applications and other documents as may be necessary to transfer the Liquor License to Purchaser or the New Permittee. Within five (5) Business Days after the Effective Date or five (5) Business Days after receipt from the Liquor Escrow Holder (whichever is later), Seller shall to deliver to Purchaser fully executed original forms ABC-211A and ABC-227, escrow documents prepared by the Liquor Escrow Holder and reasonably approved by Seller and Purchaser, and any other forms or documents reasonably requested by the ABC or the Liquor Escrow Holder to transfer the Liquor License to Purchaser or New Permittee (collectively, the “Liquor License Transfer Documents”). Promptly upon receipt of the Liquor License Transfer Documents, Purchaser shall cause to be filed with the ABC the requisite application to transfer the Liquor License to Purchaser or New Permittee and for a temporary permit to operate (the “Temporary Permit”) to be effective as of the Closing Date. If upon Closing the Temporary Permit has not been issued to Purchaser or New Permittee, despite commercially reasonable good faith efforts by Purchaser, Seller shall (not to include by Seller the expenditure of any money or guaranty of any obligation) cause Operating Lessee to enter into an interim liquor agreement (an “Interim Liquor Agreement”), the form of which is set forth on Exhibit B attached hereto, with Purchaser or Purchaser’s designee as may be reasonably necessary for the continuation of the sale and consumption of alcoholic beverages at the Hotel after the Closing and before such time as Purchaser or an Affiliate or designee of Purchaser (the “New Permittee”) obtains the Temporary Permit; provided, however, that (i) Purchaser shall indemnify, defend and hold Seller Indemnitees harmless from any liability, damages, costs, expenses or claims encountered in connection with such operations during said period of time, and Purchaser shall procure and pay for liquor liability insurance (in amounts and with deductibles as previously maintained by Seller) naming Purchaser, Seller, and Seller Indemnitees as insureds thereunder, and (ii) the term of the Interim Liquor Agreement shall terminate ninety (90) days after the Closing Date, or earlier, if Purchaser or New Permittee obtains the Temporary Permit at an earlier date. At such time after Closing as the Temporary Permit is obtained, Operating Lessee will convey, at no additional costs, all alcoholic beverages to Purchaser or New Permittee by a conveyance document in form reasonably acceptable to Seller and Purchaser and in accordance with the requirements of the Applicable Laws. This Section 8.6 shall survive the Closing.
8.7.    Seller’s Accounts Receivable. At Closing, Seller shall assign to Purchaser all of Seller’s Accounts Receivable that are sixty (60) days or less aged as of the Closing (the “Assigned Accounts Receivable”), and Purchaser shall purchase the Assigned Accounts Receivable from Seller at 100% of the value thereof. Notwithstanding the foregoing, all of Seller’s accounts receivable except for the Assigned Accounts Receivable (the “Retained Accounts Receivable”) shall be and remain the property of Seller subsequent to the Closing. After Closing, Purchaser shall (i) reasonably cooperate with Seller in collecting the Retained Accounts Receivable until the expiration of the Post-Closing Adjustment Period, and (ii) hold any such Retained Accounts Receivable received by Purchaser in trust, and shall pay the monies collected in respect thereof to Seller, accompanied by a statement showing the amount collected on each such account. The provisions of this Section 8.7 shall survive the Closing.
8.8.    Management Agreement. Within five (5) business days after the Effective Date, Purchaser shall provide to Seller the initial information of Purchaser which Seller is required pursuant to the Management Agreement to provide to Manager relating to the proposed sale of the Property, which Seller shall promptly submit to Manager. At Closing, Purchaser shall, without liability or expense to

39148893v.18

Seller, assume the obligations of Seller under the Management Agreement to the extent required under the Management Agreement (provided, however, any such assumption by Purchaser shall not relieve Seller of any Retained Liabilities arising or accruing under the Management Agreement prior to the Closing Date).
8.9.    Energy Disclosure. Purchaser acknowledges that Seller may be required to disclose certain information concerning the energy performance of the Hotel pursuant to California Public Resources Code Section 25402.10 and related regulations (collectively, the “Energy Disclosure Requirements”).  Purchaser shall obtain its own Data Verification Checklist, as defined in the Energy Disclosure Requirements (collectively, the “Energy Disclosure Information”), and agrees that Seller has timely complied in full with Seller’s obligations under the Energy Disclosure Requirements.  Purchaser acknowledges and agrees that (i) Seller makes no representation or warranty regarding the energy performance of the Hotel or the accuracy or completeness of the Energy Disclosure Information, (ii) the Energy Disclosure Information is for the current occupancy and use of the Hotel and that the energy performance of the Hotel may vary depending on future occupancy and/or use of the hotel property, and (iii) Seller shall have no liability to Purchaser for any errors or omissions in the Energy Disclosure Information. If and to the extent not prohibited by applicable legal requirements, Purchaser hereby waives any right it may have to receive the Energy Disclosure Information, including, without limitation, any right Purchaser may have to terminate this Agreement or rescind the transactions contemplated by this Agreement as a result of Seller’s failure to disclose such information.  Purchaser hereby releases Seller from any liability Seller may have to Purchaser relating to the Energy Disclosure Information, including, without limitation, any liability arising as a result of Seller’s failure to disclose the Energy Disclosure Information to Purchaser prior to the execution of this Agreement or prior to Closing. Purchaser’s approval of the condition of the Hotel pursuant to the terms of this Agreement shall be deemed to include Purchaser’s approval of the energy performance of the Hotel and the Energy Performance Information.  This paragraph shall survive the Closing and any termination of this Agreement.
8.10.    Natural Hazards Disclosure Requirements. Seller, at its sole cost and expense, shall provide Purchaser with a disclosure report issued by an affiliate of the Title Company or by any other vendor selected by Seller (in either case, the “Disclosure Vendor”) which is intended to comply with the natural hazard disclosure requirements which may be imposed on Seller pursuant to the Natural Hazard Disclosure Act, California Government Code Sections 8589.3, 8589.4, and 51183.5, and California Public Resources Code Sections 2621.9, 2694, and 4136, and any successor statutes or laws (collectively, the “Act”). Purchaser acknowledges that: (i) Seller will retain the services of Disclosure Vendor to examine the maps and other information made available to the public by government agencies for the purpose of enabling Seller to fulfill its disclosure obligations with respect to the Act, and to prepare the written report of the result of its examination and a natural hazard disclosure statement (collectively, the “Natural Hazard Report”); and (ii) Seller’s delivery of a Natural Hazard Report to Purchaser shall be deemed to constitute Seller’s full compliance with the Act as it relates to Purchaser or the transaction contemplated by this Agreement.
ARTICLE IX.
DEFAULT; TERMINATION RIGHTS
9.1.    Default by Seller/Failure of Conditions Precedent.
(a)    Subject to Section 9.1(b), if any condition set forth herein for the benefit of Purchaser cannot or will not be satisfied prior to Closing (unless the failure to satisfy such condition is caused solely by the default of Purchaser under this Agreement), and, if curable, if Seller fails to cure any such matter or satisfy such condition within ten (10) business days after

39148893v.18

written notice thereof from Purchaser (or such other time period as may be explicitly provided for herein), (which ten (10) business day or other such time periods shall, if necessary, automatically extend the Closing Date to the expiration date of such ten (10) business day or other such time period) (provided that there shall be no such notice and cure period with respect to Seller’s obligation to timely make the Closing deliveries set forth in Article VII or otherwise perform its obligations to be performed on the Closing Date), or upon the occurrence of any other event that would entitle Purchaser to terminate this Agreement and its obligations hereunder, unless otherwise provided for in this Agreement, Purchaser, as its sole and exclusive remedy shall elect either (a) to terminate this Agreement, in which event (i) the Deposit shall be promptly returned to Purchaser and Purchaser shall retain its right to enforce the indemnities and other provisions of this Agreement which expressly survive a termination of this Agreement, and (ii) all other rights and obligations of Seller and Purchaser hereunder (except those set forth herein which expressly survive a termination of this Agreement) shall terminate immediately; or (b) to waive such matter or condition in writing and proceed to Closing with no reduction in the Purchase Price.
(b)    Notwithstanding the preceding sentence, if, at the Closing, Seller fails or has failed to comply with any of its obligations contained in this Agreement (a “Seller Default”), which such Seller Default has not been cured within five (5) business days following Purchaser’s written notice to Seller of any such Seller Default, Purchaser shall thereafter have the right (provided that Purchaser has not otherwise elected to terminate this Agreement pursuant to clause (c) below), to bring an equitable action to enforce the terms and conditions of this Agreement and cause the consummation of the transactions contemplated herein, provided that Purchaser’s suit for specific performance shall be filed against Seller in a court having jurisdiction in the county and state in which the Property is located, on or before sixty (60) days following the Closing Date, failing which, Purchaser shall be barred from enforcing this Agreement by specific performance and shall be deemed to have elected to terminate this Agreement as provided herein.
(c)    In the event Purchaser elects to terminate this Agreement, or is deemed to have elected to terminate this Agreement, in accordance with Section 9.1(a) due to the default of Seller hereunder, in addition to the reimbursement of the Deposit to Purchaser, Seller shall also be obligated to reimburse Purchaser for all out-of-pocket expenses reasonably incurred by Purchaser in connection with this Agreement, not to exceed the amount of Two Hundred Fifty Thousand and No/100 Dollars ($250,000.00) in the aggregate. Notwithstanding anything contained in this Agreement to the contrary, if Purchaser timely elects to bring an action for specific performance but is precluded from bringing such action, Purchaser shall be entitled to pursue any and all available remedies at law and/or in equity. In the event Purchaser files a suit to enforce the Closing Obligations by specific performance, Seller shall deliver title to the Property in the condition required by this Agreement. The provisions of this Section 9.1 shall survive the termination of this Agreement.
9.2.    Default by Purchaser/Failure of Conditions Precedent. If any condition to Closing set forth herein for the benefit of Seller (other than as a result of a default by Seller or Purchaser) cannot or will not be satisfied prior to Closing, and if Purchaser fails to satisfy that condition within ten (10) business days after notice thereof from Seller, unless otherwise provided for in this Agreement, Seller, as its sole and exclusive remedy, shall elect either (a) to terminate this Agreement in which event the Deposit shall be promptly returned to Purchaser and the parties hereto shall be released from all further obligations hereunder except those which expressly survive a termination of this Agreement, or (b) to waive its right to terminate, and instead, to proceed to Closing. If Purchaser defaults in performing any of its material obligations under this Agreement, and Purchaser fails to cure any such default within the

39148893v.18

earlier of (i) the Closing, or (ii) ten (10) business days after notice thereof from Seller, then Seller’s sole remedy for such default shall be to terminate this Agreement and receive the Deposit and to retain its right to enforce the indemnities and other provisions of this Agreement which expressly survive a termination of this Agreement; provided, however, that Purchaser shall not be entitled to any notice and right to cure in the event it wrongfully fails to proceed to Closing as required by this Agreement. Seller and Purchaser agree that, in the event of such a default, the damages that Seller would sustain as a result thereof would be difficult if not impossible to ascertain. Therefore, Seller and Purchaser agree that, Seller shall receive the Deposit and retain the right to enforce the indemnities and other provisions of this Agreement which expressly survive a termination of this Agreement, as full and complete liquidated damages and as Seller’s sole remedy. The provisions of this Section 9.2 shall survive the termination of this Agreement.
9.3.    Costs and Attorneys’ Fees. In the event of any litigation or dispute between the parties arising out of or in any way connected with this Agreement, resulting in any litigation, then the prevailing party in such litigation shall be entitled to recover its costs of prosecuting and/or defending same, including, without limitation, reasonable attorneys’ fees at trial and all appellate levels. The provisions of this Section 9.3 shall survive the Closing or any termination of this Agreement.
9.4.    Limitation of Liability. Except in connection with a breach of Section 8.5 for which the parties may be liable for consequential damages, the liability of each party hereto resulting from the breach or default by such party shall be limited to direct actual damages incurred by the injured party and each party hereto hereby waives its rights to recover from the other party consequential, punitive, exemplary, and speculative damages. The provisions of this Section 9.4 shall survive the termination of this Agreement. The provisions of this Section 9.4 shall not limit or affect the rights of Seller to receive the Deposit as liquidated damages as and when provided in this Agreement or the rights of Purchaser set forth in Section 9.1.
ARTICLE X.
MISCELLANEOUS PROVISIONS
10.1.    Completeness; Modification. This Agreement constitutes the entire agreement between the parties hereto with respect to the transactions contemplated hereby and supersedes all prior discussions, understandings, agreements and negotiations between the parties hereto. This Agreement may be modified only by a written instrument duly executed by the parties hereto.
10.2.    Assignments. Other than to an Affiliate of Purchaser, Purchaser may not assign its rights hereunder without the prior consent of Seller; however, any such assignment (including one to Purchaser’s Affiliate) shall not relieve Purchaser of its obligations under this Agreement. To be effective hereunder, any assignment by Purchaser hereunder, even one to an Affiliate of Purchaser, must be accompanied by a fully executed and effective assignment and assumption agreement provided to Seller no later than three (3) business days prior to the Closing Date. Notwithstanding any assignment of this Agreement, Purchaser shall not be released from its obligations hereunder, and the assignment and assumption agreement shall include a statement that all representations and warranties of Purchaser in Article IV of this Agreement will be true of such assignee taking assignment of this Agreement as of the date of the Closing.
10.3.    Successors and Assigns. This Agreement shall bind and inure to the benefit of the parties hereto and their permitted respective successors and assigns.
10.4.    Days. If any action is required to be performed, or if any notice, consent or other communication is given, on a day that is a Saturday or Sunday or a legal holiday in the jurisdiction in

39148893v.18

which the action is required to be performed or in which is located the intended recipient of such notice, consent or other communication, such performance shall be deemed to be required, and such notice, consent or other communication shall be deemed to be given, on the first business day following such Saturday, Sunday or legal holiday. Unless otherwise specified herein, all references herein to a “day” or “days” shall refer to calendar days and not business days.
10.5.    Governing Law. This Agreement and all documents referred to herein shall be governed by and construed and interpreted in accordance with the laws of the state in which the Property is located without regard to its principles of conflicts of law. This paragraph shall survive the closing or consummation of the conveyance contemplated by this Agreement, and any termination of this Agreement.
10.6.    Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.
10.7.    Severability. If any term, covenant or condition of this Agreement, or the application thereof to any person or circumstance, shall to any extent be invalid or unenforceable, the remainder of this Agreement, or the application of such term, covenant or condition to other persons or circumstances, shall not be affected thereby, and each term, covenant or condition of this Agreement shall be valid and enforceable to the fullest extent permitted by law.
10.8.    Costs. Regardless of whether Closing occurs hereunder, and except as otherwise expressly provided herein, each party hereto shall be responsible for its own costs in connection with this Agreement and the transactions contemplated hereby, including, without limitation, fees of attorneys, engineers and accountants.
10.9.    Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be delivered (i) by hand, (ii) if sent on a business day during the business hours of 9:00 a.m. until 6:00 p.m. Dallas, Texas time, via email with a copy to follow by reputable overnight courier for next-day delivery, (iii) sent prepaid for next-day delivery by Federal Express (or a comparable overnight delivery service) or (iv) sent by the United States mail, certified, postage prepaid, return receipt requested, at the addresses and with such copies as designated below. Any notice, request, demand or other communication delivered or sent in the manner aforesaid may be given by the party required to give such notice, etc., or its attorney, and shall be deemed given or made (as the case may be) when actually delivered to or refused by the intended recipient.
If to Seller:        CHH Torrey Pines Hotel Partners, LP
14185 Dallas Parkway, Suite 1200
Dallas, Texas 75254
Attn: Christopher Peckham
Email: cpeckham@ashfordinc.com

With a copy to:    CHH Torrey Pines Hotel Partners, LP
    c/o Park Hotels & Resorts
    1775 Tysons Blvd., 7th Floor
    Tysons, VA 22102

39148893v.18

    Attn: Nancy VU
    Email: nvu@pkhotels and resorts.com

and:            Jackson Walker LLP
2323 Ross Avenue, Suite 600
Dallas, Texas 75201
Attn: Cynthia B. Nelson
Email: cbnelson@jw.com

If to Purchaser:        c/o JRK Investors, Inc.
11766 Wilshire Boulevard, 15th Floor
Los Angeles, California 90025
Attn: Daniel Lippman
Email: dlippman@jrk.com

With a copy to:        Gibson, Dunn & Crutcher LLP
333 South Grand Avenue
Los Angeles, California 90071
Attention: Daniel Landy
Email: DLandy@gibsondunn.com

If to Escrow Agent:    Kensington Vanguard National Title
5949 Sherry Lane, Suite 111
Dallas, Texas 75225
Attn:  Trey Lentz
Phone: (214) 273-2514
Email: TLentz@kvnational.com

or to such other address as the intended recipient may have specified in a notice to the other party. Any party hereto may change its address or designate different or other persons or entities to receive copies by notifying the other party and Escrow Agent in a manner described in this Section.

10.10.    Escrow Agent. Escrow Agent referred to in the definition thereof contained in Section 1.1 hereof has agreed to act as such for the convenience of the parties without fee or other charges for such services as Escrow Agent. Escrow Agent shall not be liable: (a) to any of the parties for any act or omission to act except for its own gross negligence or willful misconduct; (b) for any legal effect, insufficiency, or undesirability of any instrument deposited with or delivered by Escrow Agent or exchanged by the parties hereunder, whether or not Escrow Agent prepared such instrument; (c) for any loss or impairment of funds that have been deposited in escrow while those funds are in the course of collection, or while those funds are on deposit in a financial institution, if such loss or impairment results from the failure, insolvency or suspension of a financial institution; (d) for the expiration of any time limit or other consequence of delay, unless a properly executed written instruction, accepted by Escrow Agent, has instructed Escrow Agent to comply with said time limit; (e) for the default, error, action or omission of either party to the escrow. Escrow Agent, in its capacity as escrow agent, shall be entitled to rely on any document or paper received by it, believed by such Escrow Agent, in good faith, to be bona fide and genuine. In the event of any dispute as to the disposition of the Deposit or any other monies held in escrow, or of any documents held in escrow, Escrow Agent may continue to hold the Deposit pursuant to the terms hereof, or if Escrow Agent so elects, interplead the matter at the joint and several cost of Purchaser and Seller by filing an interpleader action in a court of general jurisdiction in the county or

39148893v.18

circuit where the Real Property is located (to the jurisdiction of which both parties do hereby consent), and pay into the registry of the court the Deposit, or deposit any such documents with respect to which there is a dispute in the Registry of such court, whereupon such Escrow Agent shall be relieved and released from any further liability as Escrow Agent hereunder. Escrow Agent shall not be liable for Escrow Agent’s compliance with any legal process, subpoena, writ, order, judgment and decree of any court, whether issued with or without jurisdiction, and whether or not subsequently vacated, modified, set aside or reversed. Purchaser and Seller agree to jointly and severally indemnify, defend and hold harmless the Escrow Agent from and against any actual loss, out-of-pocket cost or expense, damage (excluding consequential, special or punitive damages), and reasonable attorney’s fees (collectively called “Expenses”) in connection with or in any way arising out of the escrow arrangement, other than expenses resulting from the Escrow Agent’s own gross negligence or willful misconduct. For the purpose of complying with any information reporting requirements or other rules and regulations of the IRS that are or may become applicable as a result of or in connection with the transaction contemplated by this Agreement, including, but not limited to, any requirements set forth in Treasury Regulation Section 1.6045-4 and any successor version thereof (collectively, the “IRS Reporting Requirements”), Seller and Purchaser hereby designate and appoint the Escrow Agent to act as the “Reporting Person” (as that term is defined in the IRS Reporting Requirements) to be responsible for complying with any IRS Reporting Requirements. The Escrow Agent hereby acknowledges and accepts such designation and appointment and agrees to fully comply with any IRS Reporting Requirements that are or may become applicable as a result of or in connection with the transaction contemplated by this Agreement, and shall file the IRS Form 1099-S regarding the transaction as required pursuant to the Code. Without limiting the responsibility and obligations of the Escrow Agent as the Reporting Person, Seller and Purchaser hereby agree to comply with any provisions of the IRS Reporting Requirements that are not identified therein as the responsibility of the Reporting Person.
10.11.    Incorporation by Reference. All of the exhibits and schedules attached hereto are by this reference incorporated herein and made a part hereof.
10.12.    Survival; Limitations on Seller Liability. The representations, warranties, indemnities and agreements of Seller set forth in this Agreement and the Closing Documents shall survive for nine (9) months after the Closing (the “Limitation Date”). Seller and Purchaser hereby agree that, notwithstanding any provision of this Agreement or any provision of law to the contrary, any action which may be brought for the untruth or inaccuracy of any representation or warranty by Seller or any indemnity or other obligation of Seller in this Agreement or in any of the Closing Documents (a “Claim”) shall be deemed waived by the Purchaser hereunder unless, Purchaser (a) no later than the expiration of the Limitation Date, delivers to Seller a written notice of the Claim setting forth the basis for such Claim, and (b) within thirty (30) days following the Limitation Date, files a complaint or petition against Seller alleging such Claim in an appropriate Federal district or state court and serves the same upon Seller, in which case the Limitation Date, as to such breach, shall be extended pending resolution of such complaint or petition. Notwithstanding anything to the contrary contained in this Agreement, any Claim that Purchaser may have at any time against Seller will not be valid or effective, and Seller shall have no liability with respect thereto, unless any one or more such Claims exceed, in the aggregate, Twenty-Five Thousand and No/100 Dollars ($25,000.00)(the “Liability Floor”) (provided that if such Claims exceed the Liability Floor, Purchaser shall be entitled to seek recovery from the first dollar of loss) and Seller’s liability for damages resulting from all Claims shall in no event exceed two percent (2%) of the Purchase Price in the aggregate (the “Representation Liability Cap”). In addition, Seller shall have no liability with respect to any of Seller’s representations, warranties and covenants herein or in any document executed and delivered by Seller to Purchaser in connection with the consummation of the transaction contemplated hereby, if, prior to the Closing Date, Purchaser has actual knowledge of any breach of a representation, warranty or

39148893v.18

covenant of Seller herein or in any document executed and delivered by Seller to Purchaser in connection with the consummation of the transaction contemplated hereby, or Purchaser obtains knowledge (from whatever source, including, without limitation, any Submission Materials or as a result of Buyer’s due diligence that contradicts any of Seller’s representations and warranties herein or in any document executed and delivered by Seller to Purchaser in connection with the consummation of the transaction contemplated hereby or evidences such a breach, and Purchaser nevertheless consummates the transaction contemplated by this Agreement.
10.13.    Further Assurances. Seller and Purchaser each covenant and agree to sign, execute and deliver, or cause to be signed, executed and delivered, and to do or make, or cause to be done or made, upon the written request of the other party, any and all agreements, instruments, papers, deeds, acts or things, supplemental, confirmatory or otherwise, as may be reasonably required by either party hereto for the purpose of or in connection with consummating the transactions described herein provided that compliance with the provision of this Section 10.13 shall not increase the liability of the complying party.
10.14.    No Partnership. This Agreement does not and shall not be construed to create a partnership, joint venture or any other relationship between the parties hereto except the relationship of seller and purchaser specifically established hereby.
10.15.    Time of Essence. Time is of the essence with respect to every provision hereof.
10.16.    Signatory Exculpation. The signatory(ies) for Purchaser and Seller is/are executing this Agreement in his/their capacity as representative of such party and not individually and, therefore, shall have no personal or individual liability of any kind in connection with this Agreement and the transactions contemplated by it.
10.17.    Rules of Construction. The following rules shall apply to the construction and interpretation of this Agreement, unless otherwise indicated by the context:
(a)    Singular words shall connote the plural number as well as the singular and vice versa, and the masculine shall include the feminine and the neuter.
(b)    All references herein to particular articles, sections, subsections, clauses or exhibits are references to articles, sections, subsections, clauses or exhibits of this Agreement.
(c)    The table of contents and headings contained herein are solely for convenience of reference and shall not constitute a part of this Agreement nor shall they affect its meaning, construction or effect.
(d)    Each party hereto and its counsel have reviewed and revised (or requested revisions of) this Agreement and have participated in the preparation of this Agreement, and therefore any usual rules of construction requiring that ambiguities are to be resolved against a particular party shall not be applicable in the construction and interpretation of this Agreement or any exhibits hereto.
10.18.    No Recording. Neither this Agreement nor any memorandum hereof, or any other instrument intended to give notice hereof (or which actually gives notice hereof) shall be recorded.
10.19.    Waiver of Jury Trial. SELLER AND PURCHASER HEREBY WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY ANY PARTY AGAINST ANOTHER PARTY ON ANY MATTER ARISING OUT OF OR IN ANY WAY

39148893v.18

CONNECTED WITH THIS AGREEMENT. THE PROVISIONS OF THIS SECTION 10.19 SHALL SURVIVE THE CLOSING OR ANY TERMINATION OF THIS AGREEMENT WITHOUT LIMITATION.
10.20.    Judicial Reference.
(a)    Purchaser and Seller agree that any controversy, dispute or claim (each, a “Dispute”) between the parties arising out of or relating to this Agreement will be resolved by a reference proceeding in California in accordance with the provisions of Section 638 et seq. of the California Code of Civil Procedure (“CCP”), or their successor sections, which shall constitute the exclusive remedy for the resolution of any Dispute, including whether the Dispute is subject to the reference proceeding. Venue for the reference proceeding will be in the Superior Court or Federal District Court in San Diego County, California (the “Court”).
(b)    The referee shall be a retired Judge or Justice selected by mutual written agreement of the parties. If the parties do not agree, the referee shall be selected by the Presiding Judge of the Court (or his or her representative). A request for appointment of a referee may be heard on an ex parte or expedited basis, and the parties agree that irreparable harm would result if ex parte relief is not granted. The referee shall be appointed to sit with all the powers provided by law. Pending appointment of the referee, the Court has power to issue temporary or provisional remedies.
(c)    The parties agree that time is of the essence in conducting the reference proceedings. Accordingly, the referee shall be requested, subject to change in the time periods specified herein for good cause shown, to (i) set the matter for a status and trial-setting conference within forty-five (45) days after the date of selection of the referee, (ii) if practicable, try all issues of law or fact within one hundred twenty (120) days after the date of the conference and (iii) report a statement of decision within twenty (20) days after the matter has been submitted for decision.
(d)    The referee will have power to expand or limit the amount and duration of discovery. The referee may set or extend discovery deadlines or cutoffs for good cause, including a party’s failure to provide requested discovery for any reason whatsoever. Unless otherwise ordered based upon good cause shown, no party shall be entitled to “priority” in conducting discovery, depositions may be taken by either party upon ten (10) days written notice, and all other discovery shall be responded to within twenty (20) days after service. All disputes relating to discovery which cannot be resolved by the parties shall be submitted to the referee whose decision shall be final and binding.
(e)    Except as expressly set forth in this Agreement, the referee shall determine the manner in which the reference proceeding is conducted including the time and place of hearings, the order of presentation of evidence, and all other questions that arise with respect to the course of the reference proceeding. All proceedings and hearings conducted before the referee, except for trial, shall be conducted without a court reporter, except that when any party so requests, a court reporter will be used at any hearing conducted before the referee, and the referee will be provided a courtesy copy of the transcript. The party making such a request shall have the obligation to arrange for and pay the court reporter. Subject to the referee’s power to award costs to the prevailing party, the parties will equally share the cost of the referee and the court reporter at trial.

39148893v.18

(f)    The referee shall be required to determine all issues in accordance with existing case law and the statutory laws of the State of California. The rules of evidence applicable to proceedings at law in the State of California will be applicable to the reference proceeding. The referee shall be empowered to enter equitable as well as legal relief, provide all temporary or provisional remedies, enter equitable orders that will be binding on the parties and rule on any motion which would be authorized in a trial, including without limitation motions for summary judgment or summary adjudication. The referee shall issue a decision pursuant to CCP Section 644, and the referee’s decision shall be entered by the Court as a judgment or an order in the same manner as if the action had been tried by the Court. The final judgment or order or from any appealable decision or order entered by the referee shall be fully appealable as provided by law. The parties reserve the right to findings of fact, conclusions of laws, a written statement of decision, and the right to move for a new trial or a different judgment, which new trial, if granted, is also to be a reference proceeding under this provision.
(g)    If the enabling legislation which provides for appointment of a referee is repealed (and no successor statute is enacted), any dispute between the parties that would otherwise be determined by reference procedure will be resolved and determined by arbitration. The arbitration will be conducted by a retired judge or Justice, in accordance with the California Arbitration Act Section 1280 through Section 1294.2 of the CCP as amended from time to time. The limitations with respect to discovery set forth above shall apply to any such arbitration proceeding.
The provisions of this Section 10.20 shall survive Closing or any early termination of this Agreement.
10.21.    Electronic Signatures. The execution of this Agreement and all notices given hereunder and all amendments hereto, may be effected by electronic signatures, all of which shall be treated as originals.
10.22.    Multiple Sellers. This Agreement shall be terminable by either Seller or Purchaser prior to the Effective Date. The “Effective Date” shall mean the first date on which the following shall have occurred: (i) Purchaser and Seller shall have executed this Agreement, and (ii) Escrow Agent shall have acknowledged receipt of this Agreement fully executed by Seller and Purchaser.
10.23.    Exclusivity. From and after the Effective Date through the Closing (unless earlier terminated as expressly set forth and provided herein), neither Seller nor its Affiliates or their respective directors, officers, employers, members, partners or agents (including Broker) shall solicit, negotiate or otherwise accept (in writing or otherwise) any offers for the purchase or lease of the Property (or any interest therein) from any Persons.
10.24.    Survival. The provisions of this Article X shall survive Closing. Unless otherwise expressly provided in this Agreement and except as expressly provided in Section 10.12 hereof, all of the representations and warranties and covenants of the parties contained in this Agreement shall not survive the Closing and shall merge into the Closing Documents. Upon Closing, any breach or default of any such representations or warranties or covenants that do not expressly survive the Closing, whether known or unknown, shall be deemed waived by the Closing.
[Remainder of this page left blank intentionally; signature pages follow]

39148893v.18

IN WITNESS WHEREOF, Seller and Purchaser have caused this Agreement to be executed in their names by their respective duly authorized representatives.
GROUND LESSEE:

CHH Torrey Pines Hotel Partners, LP,
a Delaware limited liability company

By:    CHH Torrey Pines Hotel GP LLC,
    a Delaware limited liability company,
    its general partner

By: /s/ Richard Stockton
Name: Richard Stockton
Title: President
Date: May 3, 2024

OPERATING LESSEE:

CHH Torrey Pines Tenant Corp.,
a Delaware corporation

By: Deric Eubanks
Name: Deric Eubanks
Title: President
Date: May 3, 2024

PURCHASER:

JRK Torrey Pines Hotel Owner LLC,
a Delaware limited liability company

By: /s/ Daniel Lippman
Name: Daniel Lippman
Title: President
Date: May 6, 2024

39148893v.18

ESCROW AGENT:

Kensington Vanguard National Title (Escrow Agent hereby acknowledges receipt of a fully executed Agreement from both Seller and Purchaser for purposes of Section 10.22 hereof.)

By:
Name:
Title:
Date:

39148893v.18

GUARANTOR JOINDER

    Braemar Hospitality Limited Partnership, a Delaware limited partnership (“Guarantor”), hereby joins in the execution of this Agreement for the purposes of agreeing to guaranty (subject to the Representation Liability Cap, if applicable) all of Seller’s liability under this Agreement. The obligations of Guarantor hereunder shall remain in full force and effect without regard to, and shall not be affected or impaired by, the following: (A) any bankruptcy, insolvency or dissolution of the Seller, (B) any modification or amendment to this Agreement or other documents relating thereto made with the approval Seller and whether or not Guarantor shall have received any notice of or consented to any such modification or amendment, (C) the granting of forbearances, compromises or adjustments with respect to any covenant or agreement under this Agreement or claims thereunder if Seller consents and agrees to the same, or (D) any and all suretyship defenses. This joinder shall survive the Closing until the Limitation Date (as such date is subject to extension in accordance with this Agreement).

GUARANTOR:

Braemar Hospitality Limited Partnership,
a Delaware limited partnership

By:    Braemar OP General Partner LLC,
    a Delaware limited liability company,
    its general partner

By: /s/ Richard Stockton
Name: Richard Stockton
Title: CEO
Date: May 3, 3034

39148893v.18

Exhibits:

A – Ground Leased Property
B – Form of Interim Liquor Agreement
C – Form of Ground Lease Assignment
D – Form of Bill of Sale
E – Form of Assignment and Assumption Agreement
F – Form of Assignment of Occupancy Agreements
G – Form of FIRPTA Certificate
H – Assignment and Assumption of Management Agreement
I – Form of Owner’s Affidavit
J – Seller’s Closing Certificate
K – Purchaser’s Closing Certificate

Schedules:

1 – Closing Cost Allocations
3.8 – Occupancy Agreements
3.13 – Litigation
3.15 – Taxes
3.16 – Operating Agreements; Leased Property Agreements
3.17 – Authorizations

RECEIPT OF ESCROW AGENT
Kensington Vanguard National Title, as Escrow Agent, acknowledges receipt of the sum of $[_______________] by wire transfer from Purchaser as described in Section 2.3 of the Agreement, said wire transfer to be held pursuant to the terms and provisions of the Agreement.
DATED this ___ day of ________________, 2024.

Kensington Vanguard National Title

By:
Name:
Title:
Date:

Receipt of Escrow Agent

39148893v.18

EXHIBIT A

LAND

Seller’s leasehold estate created by the Ground Lease in the below described real property:

ALL THOSE PORTIONS OF PUEBLO LOTS 1325, 1326, 1330 AND 1331 OF THE PUEBLO LANDS OF SAN DIEGO IN THE CITY OF SAN DIEGO, COUNTY OF SAN DIEGO, STATE OF CALIFORNIA, ACCORDING TO MAP THEREOF BY JAMES PASCOE, IN 1870, A COPY OF WHICH MAP WAS FILED IN THE OFFICE OF COUNTY RECORDER OF SAN DIEGO COUNTY, NOVEMBER 14, 1921 AS MISCELLANEOUS MAP 36, MORE PARTICULARLY DESCRIBED AS FOLLOWS:

BEGINNING AT THE NORTHEAST CORNER OF PUEBLO LOT 1325, WHICH IS THE COMMON CORNER OF PUEBLO LOTS 1325, 1326, 1330 AND 1331; THENCE ALONG THE COMMON LINE OF PUEBLO LOTS 1325 AND 1331 NORTH 89°05’90” WEST, 255.74 FEET; THENCE LEAVING SAID COMMON LINE NORTH 2°48’32” WEST 285.07 FEET; THENCE NORTH 7°31’23” WEST, 399.47 FEET; THENCE NORTH 6°28’50” WEST, 134.23 FEET TO A POINT THAT BEARS SOUTH 82°32’25” WEST 42.90 FEET FROM THE SOUTHWEST CORNER OF THE PROPERTY DESCRIBED IN THAT CERTAIN LEASE AGREEMENT EXECUTED OCTOBER 2, 1961, FILED IN THE OFFICE OF THE CITY CLERK OF THE CITY OF SAN DIEGO AS DOCUMENT NO. 629873, OFFICIAL RECORDS, THE BOUNDARIES OF WHICH ARE SET OUT ON CITY ENGINEER’S DRAWING 13929-CL ON FILE IN THE OFFICE OF THE CITY ENGINEER OF THE CITY OF SAN DIEGO; THENCE NORTH 82°32’25” EAST 42.90 FEET TO SAID SOUTHWEST CORNER; THENCE CONTINUING ALONG THE SOUTH LINE OF SAID PROPERTY DESCRIBED IN SAID LEASE AGREEMENT NORTH 82°32’25” EAST TO THE SOUTHEAST CORNER OF LAST SAID PROPERTY; SAID POINT ALSO BEING A POINT IN THE WESTERLY RIGHT OF WAY LINE OF TORREY PINES ROAD, AS DEDICATED BY CITY OF SAN DIEGO ORDINANCE 7634 DATED MARCH 24, 1919; THENCE ALONG SAID WESTERLY RIGHT OF WAY LINE SOUTH 9°28’56” EAST 842.58 FEET TO A POINT “A”; THENCE SOUTH 80°31’04” WEST 368.36 FEET TO THE POINT OF BEGINNING.

THE ABOVE DESCRIBED LAND IS NOW COMMONLY KNOWN AS:

LOT 1 OF SHERATON HOTEL AT TORREY PINES UNIT NO. 2, IN THE CITY OF SAN DIEGO, COUNTY OF SAN DIEGO, STATE OF CALIFORNIA, ACCORDING TO MAP THEREOF NO. 12164, FILED IN THE OFFICE OF THE COUNTY RECORDER OF SAN DIEGO COUNTY, AUGUST 12, 1988.

A - 1

39148893v.18

EXHIBIT B

FORM OF INTERIM LIQUOR AGREEMENT
INTERIM MANAGEMENT AGREEMENT
This INTERIM MANAGEMENT AGREEMENT (this “Agreement”) is entered into as of ____________ ____, 2024, by and between JRK TORREY PINES HOTEL OWNER, LLC, a Delaware limited liability company (“Owner”), and CHH TORREY PINES TENANT CORP., a Delaware corporation (“Manager”).
RECITALS:
A. Owner has acquired the hotel commonly known as the Hilton La Jolla Torrey Pines, 10950 North Torrey Pines Road, La Jolla, CA 92037 (the “Hotel”).
B. Manager holds liquor license no. 577372 (the “Liquor License”) issued by the California Department of Alcoholic Beverage Control (“ABC”) for the sale of alcoholic beverages at the Hotel.
C. Owner has submitted an application to the ABC to transfer the Liquor License to Owner and for a temporary permit to operate (the “Temporary Permit”) pending the approval of such transfer, but as of the date hereof, the Temporary Permit has not yet been issued.
D. Manager has agreed to oversee and manage the food and beverage services at those portions of the Hotel at which alcoholic beverages are served pending the issuance of the Temporary Permit on the terms set forth below.
NOW THEREFORE, in consideration of the mutual agreements, promises and covenants contained herein; and for other good and valuable considerations, the receipt and sufficiency of which is hereby acknowledged by all parties hereto, it is hereby agreed to as follows:
1.    Appointment of Manager. Owner hereby appoints Manager to oversee and manage the purchase, service and sale of food and alcoholic beverages at the Hotel (the “F&B Operations”), and Manager accepts such appointment.
2.    Term. The term of this Agreement (the “Term”) shall commence on the date hereof and shall terminate on the first to occur of (i) the date of issuance by the ABC to Owner of the Temporary Permit; (ii) the date ninety (90) days from and after the date hereof; (iii) the issuance of any ruling or order by any court of competent jurisdiction or other governmental authority that the Liquor License shall not be transferred to Owner, the Liquor License is revoked, or this Agreement is prohibited under applicable laws; (iv) the failure by Owner to cure any default within fifteen (15) days after receipt of written notice from Manager, or if such default cannot be cured within fifteen (15) days, the failure by Owner to commence to cure such default within such fifteen (15) day period or diligently pursue such cure to completion; or (v) any attempt by Owner to assign its rights or delete its obligations under this Agreement without the prior written consent of Manager.

39148893v.18

3.     Management Fee.
        (a) All revenue from the sale of food and beverages shall be deposited into the Hotel’s operating account. Manager shall be entitled to retain, as its management fees, an amount equal to all Net Profits (as hereinafter defined) from the sale and service of alcoholic beverages at the Hotel during the Term. Manager shall pay to Owner a fee equal to the Operating Expenses (as hereinafter defined) incurred by Owner in connection with the operation of the Hotel (prorated for each partial month), as reasonably determined by Owner, payable in arrears on the fifteenth (15th) day of each month with respect to the previous month; provided, however, that such fee shall not exceed the Net Profits retained by Manager for the applicable month. Any shortfall in the monthly fee may be made up out of any excess Net Profits in any subsequent month. Manager shall not have any responsibility to pay Owner any such unpaid shortfall to Owner upon the termination of this Agreement.
        (b) For purposes of this Agreement, “Net Profits” shall be defined as total gross receipts attributable to the sale and service of alcoholic beverages on the Hotel (“Gross Receipts”), less all Operating Expenses. “Operating Expenses” shall be defined as all costs and expenses allocated to the purchase, sale and service of food and alcoholic beverages on the Hotel, including, without limitation, (i) employee salaries, other compensation and benefits, (ii) payments under equipment leases, (iii) costs incurred to purchase food and alcoholic beverages for service or sale, (iv) any applicable state and federal taxes, including sales taxes. Net Profits, Gross Receipts and Operating Expenses shall be determined by Owner’s books and records. Manager shall have the right, upon not less than fifteen (15) days’ notice to Owner, to inspect such books and records in the office in which they are customarily maintained.
4.     Purchase of Alcoholic Beverages. All alcoholic beverages to be purchased for service or sale at the Hotel shall be purchased by Manager from distributors and other suppliers in the name of Manager, unless under applicable law (i) Owner is permitted to purchase such alcoholic beverages in its name and (ii) and such alcoholic beverages are permitted to be sold by Manager under the Liquor License. Owner shall reimburse Manager immediately for the amount incurred by Manager for the purchase of such alcoholic beverages, and all other amounts incurred by Manager in connection with such purchase.
5.    Employees. All persons involved in the purchase, service and sale of alcoholic beverages at the Hotel shall be employees of Owner or its designee, and Owner shall be responsible for the payment of all salaries, wages, employment taxes and all other employee benefits for such employees, which shall be an Operating Expense. Manager shall have the right to oversee such employees in connection with the purchase, service and sale of alcoholic beverages.
6.    Transfer of the Liquor License. Owner, at its cost and expense, shall pursue the transfer of the Liquor License as promptly as reasonably practicable. Manager shall cooperate in all reasonable respects with Owner for Owner to obtain a transfer of the Liquor License without interruption to the alcoholic beverage operations at the Hotel. Manager shall provide such information and execute such documentation as the ABC may reasonably require in connection with the transfer of the Liquor License.

39148893v.18

7.    Books, Accounts and Records. Throughout the Term, Owner, on behalf of Manager, shall cause to be maintained complete and accurate books and records relating to the sale of food and alcoholic beverages at the Hotel. During the Term, Owner, on behalf of Manager, shall prepare and file with the California Department of Tax and Fee Administration all required sales tax reports, and remit the sales tax due in connection with the operation of the Hotel, for each month or partial month during the Term of this Agreement.
8.    Assignment. Neither Owner nor Manager shall assign this Agreement or any interest therein or any obligations thereunder, except upon the prior written consent of the other party hereto, which may be withheld for any reason.
9.    Alterations/Improvements. No alterations or improvements shall be made to any portion of the Hotel without the prior written consent of Owner. Owner shall be responsible to maintain the portions of the Hotel in which Manager operates, and all equipment therein, during the Term of this Agreement.
10.    Compliance with Law. Manager shall comply with all governmental laws, ordinances, rules and regulations applicable to the sale and service of alcoholic beverages and shall, at all times during the term of this Agreement keep in full force and effect Manager's Liquor License. Owner and Manager shall, at all times, cooperate with one another and with any and all departments or agencies which issue, or otherwise have jurisdiction over, Manager's Liquor License, in connection with said compliance. Further, Manager will not alter the nature of the liquor service operations conducted on the Hotel from that which has been in place during Manager's prior operation of the Hotel without the prior written consent of Owner.
11.    Insurance. Owner shall cause to be maintained in force and effect at all times during the Term, commercial general liability insurance coverage and dram shop insurance coverage, both in amounts equal to or greater than the amount carried by Manager prior to the date of this Agreement, workmen’s compensation insurance, and such other insurance coverages as are required by any governmental authority from time to time. Such policies shall be on an “occurrence” basis and maintained with insurance companies acceptable to Manager and shall name Manager and its affiliated entities as an additional insured. On or before the effective date of this Agreement, Owner shall deliver to Manager a certificate of insurance evidencing such policy, which certificate shall confirm that such insurance may not be modified or canceled without thirty (30) days prior written notice to Manager. This Section 11 shall survive the expiration or termination of this Agreement.
12.    Waiver of Default. No waiver by the parties hereto or any default or breach of any term, condition or covenant of this Agreement shall be deemed to be a waiver of any subsequent default or breach of the same or any other term, condition or covenant contained herein.
13.    Captions. The captions or headings of paragraphs in this Agreement are inserted for convenience only, and shall not be considered in construing the provision hereof if any question of intent should arise.

39148893v.18

14.    Successors. The terms, conditions and covenants contained in this Agreement shall apply to, and inure to the benefit of, and be binding upon, the parties hereto and their respective successors-in-interest and legal representatives except as otherwise expressly provided herein.
15.    Indemnification and Hold Harmless. Owner hereby releases Manager and its respective affiliated entities, and each of their respective shareholders, members, partners, trustees, beneficiaries, directors, officers, employees and agents, and the successors, assigns, heirs and legal representatives of each of the foregoing (the “Manager Indemnitees”), for any liability, damage, loss, cost or expense incurred by Owner or the Manager Indemnities except to the extent caused by the willful misconduct and gross negligence of Manager, its agents or employees. Owner hereby agrees to indemnify, defend and hold the Manager Indemnitees harmless from and against any and all claims, losses, causes of action, costs and expenses (including but not limited to reasonable attorneys' fees incurred in enforcing the terms of this Paragraph), damages, penalties, fines or liability incurred or arising out of, or connected to, this Agreement.
16.    Counterparts; Electronic Delivery. This Agreement may be executed in counterparts, each of which, when combined together, shall constitute one and the same agreement. Duly executed counterparts delivered via email or other electronic method shall have the same force and effect as signed originals for all purposes.
17.    Entire Agreement. This Agreement constitutes the entire Agreement between the parties hereto and supersedes and terminates all prior oral and written agreements and understandings among the parties. No amendment, alteration, modification of, or addition to this Agreement will be valid and binding unless expressed in writing and signed by the parties hereto.
18.    Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be delivered (i) by hand, (ii) if sent on a business day during the business hours of 9:00 a.m. until 6:00 p.m. Dallas, Texas time, via email with a copy to follow by reputable overnight courier for next-day delivery, (iii) sent prepaid for next-day delivery by Federal Express (or a comparable overnight delivery service) or (iv) sent by the United States mail, certified, postage prepaid, return receipt requested, at the addresses and with such copies as designated below. Any notice, request, demand or other communication delivered or sent in the manner aforesaid may be given by the party required to give such notice, etc., or its attorney, and shall be deemed given or made (as the case may be) when actually delivered to or refused by the intended recipient.

If to Manager:        CHH Torrey Pines Tenant Corp.
14185 Dallas Parkway, Suite 1200
Dallas, Texas 75254
Attn: Christopher Peckham
Email: cpeckham@ashfordinc.com

With a copy to:    CHH Torrey Pines Hotel Partners, LP

39148893v.18

    c/o Park Hotels & Resorts
    1775 Tysons Blvd., 7th Floor
    Tysons, VA 22102
    Attn: Nancy VU
    Email: nvu@pkhotels and resorts.com

and:            Jackson Walker LLP
2323 Ross Avenue, Suite 600
Dallas, Texas 75201
Attn: Cynthia B. Nelson
Email: cbnelson@jw.com

If to Owner:        c/o JRK Investors, Inc.
11766 Wilshire Boulevard, 15th Floor
Los Angeles, California 90025
Attn: Daniel Lippman
Email: dlippman@jrk.com

With a copy to:    Gibson, Dunn & Crutcher LLP
333 South Grand Avenue
Los Angeles, California 90071
Attention: Daniel Landy
Email: DLandy@gibsondunn.com

or to such other address as the intended recipient may have specified in a notice to the other party. Any party hereto may change its address or designate different or other persons or entities to receive copies by notifying the other party in a manner described in this Section.
19.    Waiver of Jury Trial. OWNER AND MANAGER HEREBY WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY ANY PARTY AGAINST ANOTHER PARTY ON ANY MATTER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS AGREEMENT. THE PROVISIONS OF THIS SECTION 19 SHALL SURVIVE THE TERMINATION OF THIS AGREEMENT WITHOUT LIMITATION.
20.    Prevailing Party. In the event of any dispute between Owner and Manager arising out of the obligations of the parties under this Agreement or concerning the meaning or interpretation of any provision contained herein, the non-prevailing party shall pay the prevailing party’s costs and expenses of such dispute, including, without limitation, reasonable attorneys’ fees and costs.
21.     Conflicts. Nothing herein contained shall itself change, amend, extend or alter (nor shall it be deemed or construed as changing, amending, extending or altering) the terms or conditions of that certain Agreement of Purchase and Sale, dated as of [___], by and among

39148893v.18

CHH Torrey Pines Hotel Partners, LP, a Delaware limited partnership, Manager, and Owner (the “Purchase Agreement”), in any manner whatsoever. In the event of any conflict or other difference between the Purchase Agreement and this Agreement, the provisions of the Purchase Agreement shall control, including but not limited to Section 10.12 of the Purchase Agreement.
22.     Severability. If any term, covenant or condition of this Agreement, or the application thereof to any person or circumstance, shall to any extent be invalid or unenforceable, the remainder of this Agreement, or the application of such term, covenant or condition to other persons or circumstances, shall not be affected thereby, and each term, covenant or condition of this Agreement shall be valid and enforceable to the fullest extent permitted by law.
23.    Governing Law. This Agreement and all documents referred to herein shall be governed by and construed and interpreted in accordance with the laws of the state of California without regard to its principles of conflicts of law. This paragraph shall survive any termination of this Agreement.
[Signatures appear on the following page]

39148893v.18

SIGNATURE PAGE TO INTERIM MANAGEMENT AGREEMENT
IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.
OWNER:

JRK TORREY PINES HOTEL OWNER, LLC,
a Delaware limited liability company
By:
Name:
Its:

MANAGER:

CHH TORREY PINES TENANT CORP.,
a Delaware corporation
By:
Name:
Its:

B - 1

39148893v.18

EXHIBIT C

FORM OF GROUND LEASE ASSIGNMENT

ASSIGNMENT AND ASSUMPTION OF GROUND LEASE
THIS ASSIGNMENT AND ASSUMPTION OF GROUND LEASE (the “Assignment”) dated ________ ___, 2024 (the “Assignment Date”), is between _________________, a __________________ (“Assignor”), and _____________________________________-, a ______________________________ (“Assignee”). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the “Purchase Agreement” (as defined below).
RECITALS
A.    Assignor, as lessee, and The City of San Diego, as lessor, are parties to that certain Percentage Lease dated August 10, 1987, a memorandum of which was recorded on August 10, 1987 as Document No. RR-269077-1 with the Office of the City Clerk of San Diego, California, as assigned pursuant to the Assignment and Assumption of Percentage Lease and Deed to Improvements dated and recorded on December 29, 1998 as Document No. 1998-0853813 with the San Diego County Recorder’s Office, as amended by the First Amendment to Lease Agreement recorded on May 21, 2002 as Document No. RR-296517 with the Office of the City Clerk of San Diego, California, as further assigned pursuant to the Assignment and Assumption of Percentage Lease and Deed to Improvements dated December 17, 2003 and recorded on December 18, 2003 as Instrument No. 2003-1487568 in the Office of the City Clerk of San Diego, California, and as further amended by the Second Amendment to Lease Agreement recorded on May 23, 2017 as Document No. RR- 311148 in the Office of the City Clerk of San Diego, California, and as further amended by the Third Amendment to Percentage Lease dated May 21, 2019 (as amended to date, the “Lease”), and executed with respect to a portion of certain real property and improvements thereon located at 10950 North Torrey Pines Road, La Jolla, CA 92037, commonly known as “Hilton La Jolla Torrey Pines” and more particularly described on Exhibit A attached hereto and incorporated herein by reference (the “Property”).
B.    Assignor and Assignee are the current parties under that certain Agreement of Purchase and Sale, dated _______________, by and between Assignor and Assignee (as amended and assigned, the “Purchase Agreement”), pursuant to which Assignee agreed to purchase the Property from Assignor and Assignor agreed to sell the Property to Assignee, on the terms and conditions contained therein, and Assignee has acquired the Property from Assignor on the Assignment Date.
C.    Assignor desires to assign its interest as lessee in the Lease to Assignee, and Assignee desires to accept the assignment thereof, on the terms and conditions below.
AGREEMENT
In consideration of the acquisition of the Property by Assignee and other good and valuable consideration, the mutual receipt and legal sufficiency of which are hereby acknowledged, the parties hereby agree as follows:
1.    Assignor hereby assigns to Assignee all of its right, title, and interest in and to the Lease, and Assignee hereby accepts such assignment and assumes all of the lessee’s obligations under the Lease first arising from and after the date hereof.
C – 1

39148893v.18

2.    In the event of any dispute between Assignor and Assignee arising out of the obligations of the parties under this Assignment or concerning the meaning or interpretation of any provision contained herein, the non-prevailing party shall pay the prevailing party’s costs and expenses of such dispute, including, without limitation, reasonable attorneys’ fees and costs.
3.    Any rental and other payments under the Lease shall be prorated between the parties as provided in the Purchase Agreement.
4.    This Assignment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.
5.    This Assignment shall be governed and construed in accordance with the laws of the State of California.
6.    This Assignment may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.
7.    Nothing herein contained shall itself change, amend, extend or alter (nor shall it be deemed or construed as changing, amending, extending or altering) the terms or conditions of the Purchase Agreement in any manner whatsoever. In the event of any conflict or other difference between the Purchase Agreement and this Assignment, the provisions of the Purchase Agreement shall control.
8.    Any dispute, claim or controversy arising out of or in connection with this Assignment shall be resolved in accordance with the provisions of Section 10.5 of the Purchase Agreement, which Section is hereby incorporated by reference into this Assignment.
[SIGNATURES APPEAR ON FOLLOWING PAGES]

C – 2

39148893v.18

IN WITNESS WHEREOF, the parties hereto have caused this Assignment to be executed by their duly authorized representatives on the date first above written.
ASSIGNOR:
___________________________________.,
a _________________________________
By: ______________________________
Name: ____________________________
Title: _____________________________

A notary public or other officer completing this certificate verifies only the identity of the individual who signed the document to which this certificate is attached, and not the truthfulness, accuracy, or validity of that document.

STATE OF ______________	)
) ss.
COUNTY OF _______________	)

On ____________ before me, ______________________, Notary Public, personally appeared _________________________, who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.
I certify under PENALTY OF PERJURY under the laws of the State of _______________ that the foregoing paragraph is true and correct.
WITNESS my hand and official seal.

(Seal)
Notary Public

C – 3

39148893v.18

IN WITNESS WHEREOF, the parties hereto have caused this Assignment to be executed by their duly authorized representatives on the date first above written.
ASSIGNEE:
___________________________________.,
a _________________________________
By: ______________________________
Name: ____________________________
Title: _____________________________
ACKNOWLEDGMENT

A notary public or other officer completing this certificate verifies only the identity of the individual who signed the document to which this certificate is attached, and not the truthfulness, accuracy, or validity of that document.
State of California    )
County of Los Angeles    )
On _________________________, before me,     ,
    (insert name of notary)
Notary Public, personally appeared     , who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.
I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.
WITNESS my hand and official seal.
Signature        (Seal)

C – 4

39148893v.18

EXHIBIT A

PROPERTY DESCRIPTION

ALL THOSE PORTIONS OF PUEBLO LOTS 1325, 1326, 1330 AND 1331 OF THE PUEBLO LANDS OF SAN DIEGO IN THE CITY OF SAN DIEGO, COUNTY OF SAN DIEGO, STATE OF CALIFORNIA, ACCORDING TO MAP THEREOF BY JAMES PASCOE, IN 1870, A COPY OF WHICH MAP WAS FILED IN THE OFFICE OF COUNTY RECORDER OF SAN DIEGO COUNTY, NOVEMBER 14, 1921 AS MISCELLANEOUS MAP 36, MORE PARTICULARLY DESCRIBED AS FOLLOWS:

BEGINNING AT THE NORTHEAST CORNER OF PUEBLO LOT 1325, WHICH IS THE COMMON CORNER OF PUEBLO LOTS 1325, 1326, 1330 AND 1331; THENCE ALONG THE COMMON LINE OF PUEBLO LOTS 1325 AND 1331 NORTH 89°05’90” WEST, 255.74 FEET; THENCE LEAVING SAID COMMON LINE NORTH 2°48’32” WEST 285.07 FEET; THENCE NORTH 7°31’23” WEST, 399.47 FEET; THENCE NORTH 6°28’50” WEST, 134.23 FEET TO A POINT THAT BEARS SOUTH 82°32’25” WEST 42.90 FEET FROM THE SOUTHWEST CORNER OF THE PROPERTY DESCRIBED IN THAT CERTAIN LEASE AGREEMENT EXECUTED OCTOBER 2, 1961, FILED IN THE OFFICE OF THE CITY CLERK OF THE CITY OF SAN DIEGO AS DOCUMENT NO. 629873, OFFICIAL RECORDS, THE BOUNDARIES OF WHICH ARE SET OUT ON CITY ENGINEER’S DRAWING 13929-CL ON FILE IN THE OFFICE OF THE CITY ENGINEER OF THE CITY OF SAN DIEGO; THENCE NORTH 82°32’25” EAST 42.90 FEET TO SAID SOUTHWEST CORNER; THENCE CONTINUING ALONG THE SOUTH LINE OF SAID PROPERTY DESCRIBED IN SAID LEASE AGREEMENT NORTH 82°32’25” EAST TO THE SOUTHEAST CORNER OF LAST SAID PROPERTY; SAID POINT ALSO BEING A POINT IN THE WESTERLY RIGHT OF WAY LINE OF TORREY PINES ROAD, AS DEDICATED BY CITY OF SAN DIEGO ORDINANCE 7634 DATED MARCH 24, 1919; THENCE ALONG SAID WESTERLY RIGHT OF WAY LINE SOUTH 9°28’56” EAST 842.58 FEET TO A POINT “A”; THENCE SOUTH 80°31’04” WEST 368.36 FEET TO THE POINT OF BEGINNING.

THE ABOVE DESCRIBED LAND IS NOW COMMONLY KNOWN AS:

LOT 1 OF SHERATON HOTEL AT TORREY PINES UNIT NO. 2, IN THE CITY OF SAN DIEGO, COUNTY OF SAN DIEGO, STATE OF CALIFORNIA, ACCORDING TO MAP THEREOF NO. 12164, FILED IN THE OFFICE OF THE COUNTY RECORDER OF SAN DIEGO COUNTY, AUGUST 12, 1988.

C – 5

39148893v.18

EXHIBIT D

SPECIAL WARRANTY BILL OF SALE

For Ten and No/100 Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, _____________________________ (“Ground Lessee”) and _____________________ (“Operating Lessee”, and together with Ground Lessee, “Seller”), each hereby conveys to _______________________ (“Purchaser”) all of its respective right, title and interest in and to the following (collectively, the “Personal Property”):
(i)    all items of Tangible Personal Property (as defined in that certain Agreement of Purchase and Sale dated _______________, 20____ by and between Seller and Purchaser (the “Agreement”)), except any Tangible Personal Property leased by Ground Lessee or Operating Lessee;
(ii)    to the extent transferable, all of the Intangible Personal Property (as defined in the Agreement);
(iii)    all subsisting and assignable warranties and guaranties relating to the improvements located at the Property (as defined in the Agreement) or the Tangible Personal Property or any part thereof; and
IN WITNESS WHEREOF, Ground Lessee and Operating Lessee have executed this Bill of Sale effective as of ____________________, 20____.
SELLER:
GROUND LESSEE:

____________________________________

By:
Name:
Title:

OPERATING LESSEE:

____________________________________

By:
Name:
Title:

D – 1

39148893v.18

EXHIBIT E

ASSIGNMENT AND ASSUMPTION AGREEMENT

For Ten and No/100 Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, _____________________________ (“Ground Lessee”) and _______________ (“Operating Lessee”, and together with Ground Lessee, “Seller”), hereby assign and delegate to _______________________ (“Assignee”) all of their respective right, title and interest in and to the following:
(i)    all Operating Agreements (as defined in that certain Agreement of Purchase and Sale dated __________________, 20____ by and between Seller and Purchaser (the “Agreement”)) with respect to the Property (as defined in the Agreement); and
(ii)    all Leased Property Agreements (as defined in the Agreement);
Assignee hereby assumes and agrees to perform all of the obligations of Seller under the Operating Agreements and Leased Property Agreements (collectively the “Assigned Agreements”), to the extent any such obligations accrue and are applicable to periods from and after the date hereof or which accrue prior to the date hereof for which Assignee received a credit on the closing statement of even date herewith between the parties (or pursuant to any post-closing adjustment thereof).
If any litigation between Seller and Assignee arises out of the obligations of the parties under this Assignment and Assumption Agreement or concerning the meaning or interpretation of any provision contained herein, the losing party shall pay the prevailing party’s costs and expenses of such litigation including, without limitation, reasonable attorneys’ fees. The provisions of Section 10.12 of the Agreement shall apply, mutatis mutandis, to this Assignment and Assumption Agreement.
This Assignment and Assumption Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

E – 1

39148893v.18

IN WITNESS WHEREOF, Ground Lessee, Operating Lessee and Assignee have executed this Assignment as of ___________________, 20__.

SELLER:
GROUND LESSEE:

____________________________________

By:
Name:
Title:

OPERATING LESSEE:

____________________________________

By:
Name:
Title:

ASSIGNEE:

____________________________________

By:
Name:
Title:

E – 2

39148893v.18

EXHIBIT F

FORM OF ASSIGNMENT OF OCCUPANCY AGREEMENTS

ASSIGNMENT OF OCCUPANCY AGREEMENTS

For Ten and No/100 Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, _____________________________ (“Ground Lessee”) and _____________________ (“Operating Lessee”, and together with Ground Lessee, “Seller”), each hereby assigns to _______________________ (“Assignee”) all of its or their respective right, title and interest in and to the Occupancy Agreements, as defined in that certain Agreement of Purchase and Sale dated _________________, 20__ by and between Seller and Purchaser (the “Agreement”). Assignee hereby assumes and agrees to perform all of the obligations of Seller under the Occupancy Agreements to the extent any such obligations accrue and are applicable to periods from and after the date hereof or which accrue prior to the date hereof for which Assignee received a credit on the closing statement of even date herewith between the parties (or pursuant to any post-closing adjustment thereof).
If any litigation between Seller and Assignee arises out of the obligations of the parties under this Assignment of Occupancy Agreements or concerning the meaning or interpretation of any provision contained herein, the losing party shall pay the prevailing party’s costs and expenses of such litigation including, without limitation, reasonable attorneys’ fees. The provisions of Section 10.12 of the Agreement shall apply, mutatis mutandis, to this Assignment and Assumption Agreement.
This Assignment of Occupancy Agreements may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

F – 1

39148893v.18

IN WITNESS WHEREOF, Seller and Assignee have executed this Assignment of Occupancy Agreements as of ___________________, 20____.
SELLER:

GROUND LESSEE:

____________________________________

By:
Name:
Title:

OPERATING LESSEE:

____________________________________

By:
Name:
Title:

ASSIGNEE:

____________________________________

By:
Name:
Title:

F – 2

39148893v.18

EXHIBIT G

FORM OF FIRPTA CERTIFICATE

CERTIFICATE OF NON-FOREIGN STATUS

TO: ____________________________________________

FROM: ____________________________________________ (“Seller”)

Section 1445 of the Internal Revenue Code provides that a transferee of a U.S. real property interest must withhold tax if the transferor is a foreign person. To inform the transferee that withholding of tax is not required upon the disposition of a U.S. real property interest by Seller, the undersigned hereby certifies the following on behalf of Seller:
(a)    Seller is not a foreign corporation, foreign partnership, foreign trust, foreign estate or foreign person (as those terms are defined in the Internal Revenue Code and Income Tax Regulations);

(b)    Seller’s U.S. employer identification number is ______________________; and

(c)    Seller’s office address is: c/o Braemar Hotel & Resorts Inc., 14185 Dallas Parkway, Suite 1100, Dallas, Texas.

Seller understands that this certification may be disclosed to the Internal Revenue Service by transferee and that any false statement contained herein could be punished by fine, imprisonment, or both.
Under penalties of perjury, I declare that I have examined this certification, and it is true, correct, and complete; and I further declare that I have authority to sign this document on behalf of Seller.

SELLER:

____________________________________

By:
Name:
Title:

Date of Execution:

39148893v.18

EXHIBIT H

FORM OF ASSIGNMENT AND ASSUMPTION OF MANAGEMENT AGREEMENT

ASSIGNMENT AND ASSUMPTION OF HOTEL MANAGEMENT AGREEMENT
ASSIGNMENT AND ASSUMPTION OF HOTEL MANAGEMENT AGREEMENT (this “Agreement”) made as of the ___ day of _________, 2024, from CHH TORREY PINES TENANT CORP., a Delaware corporation (“Assignor”) to JRK TORREY PINES HOTEL OWNER LLC, a Delaware limited liability company (“Assignee”) and acknowledged and agreed to by HILTON MANAGEMENT LLC, a Delaware limited liability company (“Manager”).
RECITALS
A.    Assignor is party to that certain Management Agreement, dated as of December 17, 2003, by and between Assignor, as owner and Hilton Hotels Corporation, a Delaware corporation, as initial manager (“Initial Manager”), as amended by that certain Amendment to Management Agreements dated as of April 11, 2007, as assigned by Initial Manager to Manager by Agreement of Assignment of Management Agreement dated as of October 24, 2007, as supplemented by that certain Notice of Extension sent by Manager to Assignor dated June 8, 2011, and further amended by that certain Amendment to Management Agreement dated as of July 18, 2016, and further supplemented by a Mandatory Guest Fees Application dated February 7, 2020 delivered by Assignor to Manager, as further amended by Side Letter relating to the Capital Renewals Reserve dated May 18, 2020, as further supplemented by a Mandatory Guest Fees Application dated August 11, 2021 delivered by Assignor to Manager, as further supplemented by a Mandatory Guest Fees Application dated May 25, 2023 delivered by Assignor to Manager, as further supplemented by that certain Notice of Extension sent by Manager to Assignor dated September 7, 2022 (collectively, the “Contract”), relating to the real property located at 10950 N Torrey Pines Road, La Jolla, CA 92037 and commonly known as the Hilton La Jolla Torrey Pines (the “Hotel”).
B.    Pursuant to that certain Purchase and Sale Agreement, dated as of May __, 2024 (the “Agreement”) between Assignor and CHH Torrey Pines Hotel Partners, LP, a Delaware partnership, collectively, as seller (“Seller”), and Assignee, as purchaser, Seller is selling the Property (as such term is more particularly described in the Agreement) to Assignee.
C.    In connection with the sale of the Hotel to Assignee, Assignor has agreed to assign the Contract to Assignee. Assignee has agreed to accept such assignment and to assume Assignor’s obligations under the Contract on the terms and conditions set forth below.
D.    Assignor desires to assign its interest in the Contract to Assignee, and Assignee wishes to assume Assignor’s interest in the Contract from Assignor, all on the terms and conditions set forth herein.

39148893v.18

AGREEMENT
NOW, THEREFORE, in consideration Ten Dollars ($10.00), the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:
1.    Assignment of Contract. Assignor hereby assigns, grants, transfers and conveys to Assignee all of Assignor’s right, title and interest in, to and under the Contract.
2.    Assumption of Contract. Assignee hereby accepts all of Assignor’s right, title and interest in, to and under the Contract, agrees to be bound by the Contract, and assumes all duties, obligations and liabilities of Assignor accruing under or with respect to the Contract accruing from and after the Effective Date; provided, that as between Manager and Assignee, from and after the Effective Date, Assignee shall be deemed to have assumed, and shall be responsible for, all duties, obligations and liabilities of “Owner” accruing under or with respect to the Contract irrespective of the date on which such duties, obligations and liabilities accrued.
3.    Binding Effect; Assignment. This Agreement shall be binding upon and shall inure to the benefit of the parties and their respective heirs, beneficiaries, successors, agents, employees, assigns and other representatives.
4.    Representations. Each of the parties hereto represents and warrants that it has the full power, authority and right to execute and deliver this Agreement. Assignee represents and warrants that, as of the date hereof, it is the sole owner of the Hotel and its contents and the sole owner of the fee title to the land on which the Hotel is located.
5.    Miscellaneous. Capitalized terms used but not defined herein shall have the meanings set forth in the Contract. This Agreement constitutes the entire agreement between the parties with respect to the matters addressed herein. This Agreement may be executed in one or more counterparts, each of which shall be an original and all of which shall constitute one and the same agreement.

[Remainder of page intentionally left blank]

39148893v.18

39148893v.18

IN WITNESS WHEREOF, Assignor and Assignee have executed this instrument as of the date first above written.
ASSIGNOR:
CHH TORREY PINES TENANT CORP.,
a Delaware limited liability company
By:____________________________
                 Name:
                 Title:

[Remainder of Page Intentionally Left Blank; Assignee’s Signature Page Follows]

[Signature Page to Assignment and Assumption of Hotel Management Agreement]
39148893v.18

ASSIGNEE:
JRK TORREY PINES HOTEL OWNER LLC, a Delaware limited liability company

By:
Name:
Title:

[Remainder of Page Intentionally Left Blank; Manager’s Signature Page Follows]

[Signature Page to Assignment and Assumption of Hotel Management Agreement]
39148893v.18

MANAGER:
HILTON MANAGEMENT LLC, a Delaware limited liability company

By: Hilton Domestic Operating Company Inc., as “Operator”

By:
Name: Dianne Jaskulske
Title: Vice President

[End of Signatures]

H - 7

39148893v.18

EXHIBIT I

FORM OF OWNER’S AFFIDAVIT

TITLE AFFIDAVIT
dated as of ____/____/23

Seller:
_________________, a Delaware limited liability company
Title Insurer:
Chicago Title Insurance Company (“CTIC”)
CTIC-NY-Master #:
______________
Commitment #:
______________
Premises, as legally described in respective Commitment:
____________________________

Certifications:
The undersigned, solely in his capacity as ______________________________ of ________________, a Delaware limited liability company (“Owner”), hereby certifies the following to Title Insurer (as to its respective estate and/or interest in the Premises):

Mechanics Liens:
All labor, services or materials rendered or furnished within the last 180 days with regard to the Premises or with regard to the construction or repair of any building or improvements on the Premises have been completed and paid for in full or will be paid by Owner in the ordinary course of business when due and payable.

Possession:
To the actual knowledge of the undersigned:
The Owner’s possession of the Premises has been peaceable and undisturbed; and
The Owner’s title to the Premises has never been disputed or questioned.

Unrecorded Easements:
To the actual knowledge of the undersigned:
There are no easements or claims of easements not shown by the public records.

    Tenants/Parties in Possession:
There are no tenants or other parties who are in possession or have the right to be in possession of said Premises other than tenants, having rights as tenants only, none of which have an option to purchase the Premises (“OTP”), right of first refusal to purchase the Premises (“ROFR”) or right of first offer to purchase the Premises (“ROFO”).

Options to purchase or rights of first refusal:
The Owner has not granted (and has no knowledge of) any unrecorded outstanding OTP, ROFR or ROFO affecting the Premises.

Taxes/Assessments:
All taxes, assessments, water rents and/or charges, sewer rents and/or charges, sewer hook-up charges, electricity, fire service, gas charges, common charges (i.e. condominium or association charges or dues) and other municipal charges that would constitute a lien and be currently due and payable have been (or will be) duly paid by the Owner in the ordinary course of business.

Pending Contracts/Agreements:
But for the instant transaction, there are no pending contracts or agreements for the sale, disposition or finance of all or part of the Premises.

39148893v.18

Broker:
The Owner has not entered into any agreement with any real estate broker for the payment of a commission or similar fee relating to the purchase, sale or lease of the Premises. [CONFIRM BROKER INFORMATION FOR SALES]

Covenants & Restrictions:
To the actual knowledge of the undersigned:
The Owner has received no written notice of past or present violations of any effective covenants, conditions or restrictions set forth in the Commitment (the “CC&Rs”) which have not been cured; and
Notwithstanding:
Any charge or assessment provided for in any of the CC&Rs will be duly paid in the ordinary course of business.

Bankruptcy:
No proceedings in bankruptcy or receivership have been instituted by or against the Owner (or its constituent entities) which are now pending, nor has the undersigned (or its constituent entities) made any assignment for the benefit of creditors which is in effect as to said Premises.

    Mortgages, Liens or Judgments:
There are no mortgages, liens or judgments against the Premises or owner except those shown in the Commitment(s) or set up for payment     on the Settlement Statement.

Further Assurances:
The Owner hereby undertakes and agrees to fully cooperate with Title Insurer in correcting any errors in the execution and acknowledgment of the Insured Instrument(s).

Counterparts:
This document may be executed in counterparts.

Inducement and Indemnification:
The undersigned provides this document to induce Title Insurer to insure title to said Premises well knowing that it will do so only in complete reliance upon the matters asserted hereinabove and further, will indemnify and hold Title Insurer harmless against any loss or damage sustained as a result of any inaccuracy in the matters asserted hereinabove.

SEE ANNEXED SIGNATURE PAGE

39148893v.18

SIGNATURE PAGE

By: _________________________________________
Name:
Title:

____________________________________________________________________

Subscribed and sworn to on _____/_____/2024

____________________________________
Notary Public

39148893v.18

EXHIBIT J

FORM OF SELLER’S CLOSING CERTIFICATE

SELLER’S CLOSING CERTIFICATE

The undersigned certify to ___________________________________, a ____________________________ (“Purchaser”) that except as set forth on Exhibit A attached hereto, the representations and warranties of the undersigned contained in Article III of that certain Agreement of Purchase and Sale, dated as of ___________, 2024, between the undersigned and Purchaser (as assigned, amended, or modified from time to time, the “Purchase Agreement”), are true and correct in all material respects as of the date hereof.
This Seller Closing Certificate is made subject to the limitations on knowledge, scope, liability and survival, and other matters regarding Seller’s representations and warranties, as set forth in the Purchase Agreement, including, without limitation, Section 10.12 thereof.
[Signature page on next page]

Exhibit J - 1

39148893v.18

IN WITNESS WHEREOF, the undersigned has executed this Seller Closing Certificate as of the _____ day of ____, 2024.
SELLER:
GROUND LESSEE

____________________________________

By:

OPERATING LESSEE

_____________________________________

By:

Exhibit J - 2

39148893v.18

Exhibit A

Representation and Warranty Updates

Exhibit J - 3

39148893v.18

EXHIBIT K

FORM OF PURCHASER’S CLOSING CERTIFICATE

PURCHASER CLOSING CERTIFICATE

The undersigned hereby certify to __________________________, a ____________________________ and _____________________________, a ____________________________ (collectively, “Seller”), that except as set forth on Exhibit A attached hereto, the representations and warranties of the undersigned contained in Article IV of that certain Agreement of Purchase and Sale, dated as of ___________, 2024, between the undersigned and Seller (as assigned, amended, or modified from time to time, the “Purchase Agreement”), are true and correct in all material respects as of the date hereof.
This Purchaser Closing Certificate is made subject to the limitations on knowledge, scope, liability and survival, and other matters regarding Purchaser’s representations and warranties, as set forth in the Purchase Agreement, including, without limitation, Section 10.12 thereof.

[Signature page on next page]

Exhibit K - 1

39148893v.18

IN WITNESS WHEREOF, the undersigned has executed this Purchaser Closing Certificate as of the _____ day of ____, 2024.
PURCHASER:

    ,
a _________________________________

By:
Printed Name:
Title:

Exhibit K - 2

39148893v.18

Exhibit A

Representation and Warranty Updates

Exhibit K - 3

39148893v.18

SCHEDULE 1

CLOSING COST ALLOCATIONS

Ground Lease Assignment Recording Fee	S
Transfer and Sales Tax for Property	S
Updated Survey	P
ALTA Title Insurance (Standard Coverage)	S
ALTA Title Insurance (Extended Coverage)	P
Endorsements or Deletions to Title Policy (excluding those related to Monetary Title Encumbrances)	P
Endorsements or Deletions to Title Policy to remove or cure Monetary Title Encumbrances	S
Mortgagee Policy	P
Ground Lease Transfer Tax	S
Mortgage Tax	P
Escrow Fees	P/S
Title Company Closing Services Fees	P/S

LEGEND:
P = To be paid by Purchaser
S = To be paid by Seller
P/S = To be paid equally by Seller and Purchaser
N/A = Not applicable

Schedule 1 - 1

39148893v.18

SCHEDULE 3.8

Occupancy Agreements

1.    Hilton Hotels Corporation Lease Agreement for Hazelwood Enterprises, Inc., at the Hilton La Jolla, Torrey Pines, dated as of September 29, 2005, between CHH Torrey Pines Tenant Corporation, a Delaware corporation, as landlord, and Hazelwood Enterprises, Inc., an Arizona corporation, as tenant

2.    Those certain Occupancy Agreements described below:

Tenant	Services Provided by Tenant
Verizon	Antenna on Roof
TravelMart	Gift Shop
AT&T	Antenna on Roof
Inspire	AV

Schedule 3.8 – Page 1

39148893v.18

SCHEDULE 3.13

Litigation

1.    Case No. 37-2023-00037511-CU-PO-CTL in the Superior Court of the State of California, San Diego County filed August 22, 2023 by Brice Neiman

2.    Case No. 37-2020-00024054-CU-PO-CTL in the Superior Court of the State of California, San Diego County filed July 9, 2020 by Miesha Barnes

3.    Case No. 37-2022-00019023 in the Superior Court of the State of California, San Diego County filed May 19, 2022 by Narisca Dobrescu

4.    Notice of Labor Code Violations on behalf of Morresia Byfield dated April 17, 2024.

Schedule 3.13 – Page 1

39148893v.18

SCHEDULE 3.15

Taxes

    Seller has a pending real estate tax assessment appeal for tax year 2021.
    Seller has a pending real estate tax assessment appeal for tax year 2022.
    Seller has a pending real estate tax assessment appeal for tax year 2023.
    Seller recently resolved a personal property assessment appeal for tax year 2022 but is awaiting receipt of the refund.
    Seller has a pending personal property tax assessment appeal for tax year 2023.

Schedule 3.15 – Page 1

39148893v.18

SCHEDULE 3.16

Operating Agreements; Leased Property Agreements

1.    Hilton Hotels Corporation Lease Agreement for Hazelwood Enterprises, Inc., at the Hilton La Jolla, Torrey Pines, dated as of September 29, 2005, between Operating Lessee, as landlord, and Hazelwood Enterprises, Inc., an Arizona corporation, as tenant.

2.    Services Agreement dated as of October 23, 2019, by and between Operating Lessee and Selig Parking, Inc., a Georgia corporation, as amended by that certain First Amendment to Services Agreement dated as of March 2022 and effective as of March 1, 2022.

3.    Wireless Communications License Agreement dated June 26, 2001, as amended by that certain First Amendment to Wireless Communications License Agreement dated as of September 13, 2010, and as further amended by that certain Second Amendment to Wireless Communications License Agreement dated as of June 29, 2016, as amended by that certain Wireless Communications License Agreement dated as of July 15, 2021, each by and between Operating Lessee and Cellco Partnership, a Delaware general partnership (as successor-in-interest to Verizon Wireless (VAW) LLC.

4.    Participating Hotel Concession Agreement dated as of October 18, 2023, by and between Operating Lessee and Inspire Event Technologies, LLC.

5.    Those certain Operating Agreements and Leased Property Agreements described below:

Contract type	Name	Description of Goods / Service
Service	Augustin Janitorial	Contract Labor Rooms and F&B
Service	Augustin Janitorial	Night Cleaners
Other	AAA Parking	Parking Garage/Valet Parking
Service	McHenry Plantation	Interior Plants
Service	Vivo Landscaping	Exterior Landscaping
Service	ChemSearch	Water treatment
Service	Affordable Grease	Grease pump
Contractor	Bergelectric	Fire Alarm Testing
Service	Simplex Grinell	Fire Alarm Systems
Service	Rentokil	Pest Control
Service	Kone	Escalator/Elevators
Schedule 3.16 – Page 1

39148893v.18

Service	LNDRY	Dry Cleaning
Contractor	WorldVue	Cable
Service	San Diego Medical Waste	Medical Waste Removal
Agency	Party Staff	Banquet servers/contract labor
Agency	Supreme Security	Security contract services
Contractor	Pacific Rim Repair	Monthly PM boilers
Service	Ecolab	Pool service
Service	Ecolab	Prep-N-Print machine in the Kitchen
Service	Cintas	AED
Service	Waste Management	waste removal
Service	Aqua Recycle	water treatment
Service	Brinks	armored car service
Agency	San Diego Golf	golf reservations
Agency	Zybra LLC	6 Electric bikes rental
Service	Homeyer	water testing
Supplier	FPG Frontline	Rooms upsells
Supplier	Uniquest	Digital screens meeting rooms
Supplier	Amadeus	HotSos
Service	United Security	Security contract services
Service	Advantage Workforce Services LLC	Leased labor services
Service	Sonifi Solutions	Direct TV
Service	Pre OPCO, LLC (PURE Solutions)	Guest Room Purification
Service	American Consumer Financial Network	ATM

Schedule 3.16 – Page 2

39148893v.18

SCHEDULE 3.17

Authorization

1.    City of San Diego Consent to License Agreement (Transmit Carrier) by and between The City of San Diego and Operating Lessee, dated as of April 28, 2014.

2.    Those certain Authorizations described below:

Authority	Permit #	Reason for Permit
County of SD	DEH2002-FFPP-200280	Health Permit
County of SD	DEH2002-FFPP-200281	Health Permit
County of SD	DEH2002-FFPP-200282	Health Permit
County of SD	DEH2013-FFPP-002659	Health Permit
County of SD	DEH2002-FFPP-200351	Health Permit
County of SD	DEH2013-FFPP-002658	Health Permit
County of SD	6220	Weights & Measures
County of SD	FA04-314469	Food Complex
County of SD	DEH2002-FRENT-314469	Entertainment Complex
County of SD	DEH2002-HUPFP-129463	Unified Program Facility Permit
City of San Diego	204	FEWD
BOE	FH 100-400456	Seller's Permit
State of CA DOSH	Serial No. A029562-89 NB#/SER. #78787	Air Pressure
County of SD	APCD2022-PTO-004257	Air Pollution Control
State of CA DOSH	Serial No. B031943-17 NB/SER #18220	Boiler
BOE	LRQET91254651	Cigarette & Tobacco Products
County of SD	DEH2002-FPOOL-302355	Pool
San Diego Police Depart		Alarms
State of CA DOSH	Conveyance No. 093369	Conveyance
City of San Diego	B204198-01	Certificate of Occupancy
City of San Diego	B000093-89

Schedule 3.17 – Page 1

39148893v.18